UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CALIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALIX, INC.

1035 N. McDowell Boulevard

Petaluma, California 94954

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2012

To the Stockholders of Calix, Inc.:

The Annual Meeting of Stockholders (“Annual Meeting”) of Calix, Inc. (“Calix”), will be held virtually, via live webcast at http://www.virtualshareholdermeeting.com/CALX, on May 23, 2012, at 9:00 a.m. Pacific Daylight Time. The meeting will be online only, and will be held for the following purposes:

1.	To elect three directors to the Calix Board of Directors (“Board”);

2.	To approve, on a non-binding, advisory basis, the compensation of named executive officers (“NEOs”);

3.	To ratify the selection of Ernst & Young LLP as Calix’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

4.	To amend Calix’s Certificate of Incorporation to designate the Chancery Court of the state of Delaware as the exclusive forum for the resolution of intra-corporate disputes;

5.	To approve an Amended and Restated Employee Stock Purchase Plan (“ESPP”), including an increase to the number of shares of Calix common stock which may be issued under the ESPP; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The above items of business are more fully described in the Proxy Statement. Only stockholders who owned Calix common stock at the close of business on April 2, 2012 can vote at this meeting or any adjournments that take place.

We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials, unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (“Notice”) on or about April 9, 2012 to our stockholders of record as of the close of business on April 2, 2012. We are also providing access to our proxy materials over the Internet beginning on that date. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs, and the environmental impact of the proxy materials.

The Notice contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice also provides the date and time of the virtual Annual Meeting; the matters to be acted upon at the meeting and the Board’s recommendation with regard to each matter; and information on how to attend the virtual meeting and vote online.

You are cordially invited to attend the virtual Annual Meeting, but whether or not you expect to attend, to ensure that your vote is recorded, you should vote and submit your proxy over the Internet following the voting procedures described in the Notice. In addition, you can vote and submit your proxy online, or (if you have requested and received paper copies of proxy materials) over the phone or by signing, dating and returning the proxy card sent to you.

By Order of the Board of Directors

Michael Ashby

Chief Financial Officer and Secretary

Petaluma, California

April 9, 2012

CALIX, INC.

1035 N. McDowell Boulevard

Petaluma, California 94954

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

MAY 23, 2012

The Board of Directors of Calix, Inc. is soliciting your proxy to vote at the virtual Annual Meeting of Stockholders to be held on May 23, 2012, at 9:00 a.m. Pacific Daylight Time, and any adjournment or postponement of that meeting (“Annual Meeting”). The Annual Meeting will be held via live webcast at www.virtualshareholdermeeting.com/CALX.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders of record as of April 2, 2012 (“Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or email may be found in the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 9, 2012, we are making this Proxy Statement available on the Internet and are mailing the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail or email this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of request.

The only voting securities of Calix, Inc. are shares of common stock, $0.025 par value per share (“common stock”), of which there were [            ] shares outstanding as of the Record Date (excluding any treasury shares). We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present online or represented by proxy, to hold the Annual Meeting.

In this Proxy Statement, we refer to Calix, Inc. as the “Company,” “Calix,” “we” or “us” and the Board of Directors as the “Board”. When we refer to Calix’s fiscal year, we mean the twelve-month period ending December 31 of the stated year.

The Company’s Annual Report to Stockholders, which contains consolidated financial statements for fiscal year 2011, accompanies this Proxy Statement. You also may obtain a copy of Calix’s Annual Report on Form 10-K for fiscal year 2011 that was filed with the Securities and Exchange Commission (“SEC”), without charge, by writing to our Investor Relations department at the above address. The Company’s Annual Report on Form 10-K is also available in the “SEC Filings” section of our website at http://investor-relations.calix.com/, and at the SEC’s web site at www.sec.gov.

THE PROXY PROCESS AND STOCKHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 2, 2012 will be entitled to vote online at the Annual Meeting. At the close of business on the Record Date, there were [            ] shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 2, 2012, your shares were registered directly in your name with Calix’s transfer agent, Computershare, Inc., then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the virtual Annual Meeting, to ensure your vote is counted we urge you to vote by proxy on the Internet as instructed below, or (if you request and receive a proxy card by mail or email) over the phone or by signing, dating and returning the proxy card sent to you.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on April 2, 2012, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also welcome to attend the virtual Annual Meeting and to vote online.

What do I need in order to be able to attend the Annual Meeting online?

Calix will be hosting the Annual Meeting via live webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CALX. The webcast will start at 9:00 a.m. Pacific Daylight Time. Stockholders may vote and submit questions while attending the Annual Meeting online. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the Annual Meeting. Instructions on how to attend and participate online are also posted online at www.virtualshareholdermeeting.com/CALX.

What am I being asked to vote on?

You are being asked to vote on:

•	election of three Class II directors to hold office until our 2015 Annual Meeting of Stockholders (Proposal No. 1);

•

approval on a non-binding, advisory basis of the compensation of Calix’s named executive officers, or NEOs, as disclosed in this Proxy Statement under the compensation disclosure rules of the SEC (Proposal No. 2);

•

ratification of the selection by the audit committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 3);

•	amendment of Calix’s Certificate of Incorporation to designate the Chancery Court of the state of Delaware as the exclusive forum for the resolution of intra-corporate disputes (Proposal No. 4); and

•	approval of an Amended and Restated Employee Stock Purchase Plan or ESPP, including an increase to the number of shares of Calix common stock which may be issued under the ESPP (Proposal No. 5).

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How does the Board recommend I vote on the Proposals?

The Board recommends that you vote:

•	FOR each of the Class II director nominees;

•	FOR approval, on a non-binding, advisory basis of the compensation of our NEOs;

•	FOR ratification of Ernst & Young LLP as our independent registered public accounting firm;

•	FOR amendment of Calix’s Certificate of Incorporation to require Delaware dispute resolution; and

•	FOR approval of the ESPP.

How do I vote?

You may vote online during the virtual Annual Meeting or via the Internet prior to the Annual Meeting, as described on the Notice of Internet Availability of Proxy Materials. In addition, if you have requested and received a paper copy of the proxy materials, you can vote over the phone or by signing, dating and returning the proxy card sent to you. To use a particular voting procedure, follow the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card that you request and receive by mail or email.

For election of directors, you may either vote “For” the three nominees or you may “Withhold” your vote for all or for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the virtual Annual Meeting. Alternatively, you may vote by proxy over the Internet or, if you properly request and receive a proxy card by mail or email, over the phone or by signing, dating and returning the proxy card sent to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote online. In such case, your previously submitted proxy will be disregarded.

•	To vote during the virtual Annual Meeting, login and follow the online instructions to cast your votes.

•	To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability of Proxy Materials.

•	To vote by phone, call the toll free number found on the proxy card you request and receive by mail or email.

•

To vote by mail, complete, sign and date the proxy card you request and receive by mail or email, and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Complete and mail the voting instruction card to ensure that your vote is counted. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form. You may also vote online at the virtual Annual Meeting.

Who counts the votes?

Broadridge Financial Solutions, Inc, or Broadridge has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet (either prior to or during the Annual Meeting) or by phone, Broadridge will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or email and choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to Broadridge on behalf of all its clients.

What is the required vote and how are votes counted?

A majority of the outstanding shares of common stock must be present or represented by proxy at the Annual Meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum.

With respect to Proposal No. 1, the election of directors, directors will be elected by a plurality of the votes cast, which means that the three nominees receiving the highest number of “For” votes will be elected. Abstentions and broker non-votes will have no effect with regard to this proposal, because approval of a percentage of shares present or outstanding is not required for this proposal.

With respect to Proposal No. 4, the affirmative vote of a majority of the outstanding shares entitled to vote on the proposal is required for approval. Abstentions have the same effect as a vote against these proposals. Broker non-votes will have no effect on the outcome of Proposal No. 4.

With respect to all other Proposals, the affirmative vote of the holders of a majority in voting power of the shares of common stock present or by proxy and entitled to vote on the proposal is required for approval. Abstentions have the same effect as a vote against these proposals. Broker non-votes will have no effect on the outcome of these proposals.

Because your vote on Proposal No. 2 is advisory, it will not be binding on the Board, the compensation committee of the Board, or Calix. However, the Board will review the voting results and take them into consideration when making future decisions about executive compensation.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange or NYSE are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals, such as the ratification of the appointment of Ernst & Young LLP. However, where a proposal is not “routine,” a broker who has received no instructions from its client generally does not have discretion to vote its clients’ uninstructed shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares would be considered present for purpose of determining whether or not a quorum is present, but would not be considered entitled to vote on the proposal. Those shares would not be taken into account in determining the outcome of the non-routine proposal.

Under NYSE rules, Proposals 1, 2, 4 and 5 are “non-routine” matters. Because brokers cannot vote “uninstructed” shares on behalf of their customers for “non-routine” matters, it is important that stockholders vote their shares.

Broadridge will separately count “For” and “Withhold” votes with respect to Proposal No. 1, “For” and “Against” votes and abstentions with respect to Proposal Nos. 2, 4 and 5, and “For” and “Against” votes, abstentions and broker non-votes with respect to Proposal No. 3.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 2, 2012.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in that Notice or request to receive a printed set of the materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.

How do I vote via Internet or phone?

You may vote by proxy via the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials. You may also vote by proxy over the phone by calling the toll free number found on the proxy card which will be sent to you by mail or email if you request. The Internet and phone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on May 22, 2012. Giving a telephonic or Internet proxy will not affect your right to vote online should you decide to attend the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If you have properly requested and received a proxy card by mail or email, and we receive a signed and dated proxy card that does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director, and “For” Proposals 2, 3, 4, and 5. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by phone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Materials or one set of materials?

If you receive more than one Notice of Internet Availability of Materials or one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on the Internet on the Notice of Internet Availability of Proxy Materials or proxy cards you receive via mail or email upon your request, which include voting over the Internet, phone or by signing and returning any of the proxy cards you request and receive.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to Calix’s Corporate Secretary at 1035 N. McDowell Boulevard, Petaluma, California 94954.

•	You may attend the Annual Meeting and vote online. Simply logging into the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 10, 2012, to Calix’s Corporate Secretary at 1035 N. McDowell Boulevard, Petaluma, California 94954. If you wish to submit a proposal that is not to be included in next year’s proxy materials under the SEC’s shareholder proposal procedures or nominate a director, you must do so between January 23, 2013 and February 22, 2013; provided that if the date of the annual meeting is earlier than April 23, 2013 or later than July 22, 2013, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present online or represented by proxy at the Annual Meeting. On the Record Date, there were [            ] shares outstanding and entitled to vote. Accordingly, [            ] shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides that the Board shall be divided into three classes, with the directors in each class having a three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of eight directors, divided into the three following classes:

•	Class I directors: Michael Matthews and Thomas Pardun; whose current terms will expire at the annual meeting of stockholders to be held in 2014;

•	Class II directors: Michael Ashby, Michael Flynn and Carl Russo; whose current terms will expire at the 2012 Annual Meeting; and

•	Class III directors: Michael Everett, Adam Grosser and Don Listwin; whose current terms will expire at the annual meeting of stockholders to be held in 2013.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

The Nominating and Corporate Governance Committee of the Board recommended, and the Board approved Michael Ashby, Michael Flynn and Carl Russo, as nominees for election to the Board at the Annual Meeting. Each of Messrs. Ashby, Flynn and Russo have been nominated to serve as Class II directors, and have elected to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. The Board expects all nominees named below to be available for election. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth, for the Class II nominees and our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held with Calix:

Name	Age	Position/Office Held With Calix	Director Since
Class I Directors whose terms expire at the 2014 Annual Meeting of Stockholders
Michael Matthews (2)	55	Director	2010
Thomas Pardun (1)	68	Director	2011
Class II Directors for election at the 2012 Annual Meeting of Stockholders
Michael Ashby	63	Executive Vice President, Chief Financial Officer and Director	2006
Michael Flynn (1)	63	Director	2004
Carl Russo	55	President, Chief Executive Officer and Director	1999
Class III Directors whose terms expire at the 2013 Annual Meeting of Stockholders
Michael Everett (2)(3)	63	Director	2007
Adam Grosser (2)(3)	51	Director	2009
Don Listwin (1)(3)	53	Director and Chairman of the Board	2007

(1)	Member of the Compensation Committee of the Board.

(2)	Member of the Audit Committee of the Board.

(3)	Member of the Nominating and Corporate Governance Committee of the Board.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors. Our objective is to assemble a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in various areas further described below.

Nominees for Election to a Three-Year Term Expiring at the 2015 Annual Meeting of Stockholders

Michael Ashby has served on the Board since January 2006. Since March 2011, he has served as Calix’s executive vice president and chief financial officer, a position he also held from December 2002 to April 2008. From November 1999 to July 2001, Mr. Ashby served as vice president of finance of Cisco. From February 1999 to October 1999, Mr. Ashby served as chief financial officer of Cerent Corporation. From September 1997 to January 1999, he served as executive vice president and chief financial officer of Ascend Communications Inc., which was acquired by Lucent Technologies, Inc. Prior to that, Mr. Ashby served as chief financial officer of Pacific Telesis Enterprise Group, a division of Pacific Telesis Group, Inc. which was later acquired by SBC Communications. Mr. Ashby has also served as chief executive officer of Network Systems Corporation and served in a senior management position at Teradata Corporation. During the past five years, Mr. Ashby formerly served on the board of directors of Sierra Monolithics, Inc., a privately-held fabless mixed signal design company for communications systems. He currently serves on the board of directors of Canary Foundation, including as chairman of the audit committee. Mr. Ashby brings to Calix’s Board expertise in finance as well as over 20 years of experience in financial management and investor relations for both public and privately held technology companies.

Michael Flynn has served on the Board since July 2004. From June 1994 until his retirement in April 2004, Mr. Flynn served in various capacities at Alltel Corporation, a telecommunications provider. His most recent position at Alltel Corporation was group president. Mr. Flynn currently serves on the board of directors of Airspan Networks Inc. (7/2002 to present), a publicly-held vendor of wireless products and solutions. He is a member of the board of directors, and audit and compensation committees, of Atlantic Tel-Networks (6/2010 to present), a publicly-held, diversified telecommunications services provider, and he is owner and president of Deli Planet Inc. (1/2005 to present), a privately-held company. During the past five years, Mr. Flynn formerly served on the board of directors of WebEx Communications, Inc. (1/2004 to 6/2007), Equity Media Holdings Corporation (4/2007 to 5/2008) and iLinc (7/2007 to 9/2011), each a publicly-held company, and GENBAND Inc., a privately-held company. Mr. Flynn served on the audit committee and the compensation committee of WebEx Communications, Inc. and the governance committee and the compensation committee of Equity Media Holdings Corporation, and was chairman of the compensation committee of iLinc and GENBAND Inc (1/2006 to 12/2009). Mr. Flynn holds a Bachelor of Science degree in Industrial Engineering from Texas A&M University. Mr. Flynn brings to Calix’s board of directors extensive experience in advising and managing companies in the technology and telecommunications industries. He also has expertise in public company corporate governance.

Carl Russo has served as Calix’s president and chief executive officer since December 2002 and as a member of the Board since December 1999. From November 1999 to May 2002, Mr. Russo served as vice president of optical strategy and group vice president of optical networking of Cisco. From April 1998 to October 1999, Mr. Russo served as president and chief executive officer of Cerent Corporation, which was acquired by Cisco. From April 1995 to April 1998, Mr. Russo served in various capacities, most recently as chief operating officer, at Xircom, Inc., which was acquired by Intel Corporation. Previously, Mr. Russo served as senior vice president and general manager for the hyperchannel networking group of Network Systems Corporation and as vice president and general manager of the data networking products division of AT&T Paradyne Corporation. Mr. Russo serves on the board of directors of Vital Network Services, Inc., a private company delivering network lifecycle services, and Xirrus, Inc., a private company providing products that enable high-performance wireless networks. During the past five years, Mr. Russo also served on the board of directors of the Alliance for Telecommunications Industry Solutions, a telecommunications standards organization. Mr. Russo attended Swarthmore College and serves on its board of managers. As Calix’s president and chief executive officer, Mr. Russo brings expertise and knowledge regarding the company’s business and operations to Calix’s board of directors. He also brings to Calix’s board of directors an extensive background in the telecommunications and networking technology industries.

Directors Continuing in Office Until the 2013 Annual Meeting of Stockholders

Michael Everett has served on the Board since August 2007. From May 2007 until his retirement in December 2008, Mr. Everett served as vice president of finance at Cisco. From April 2003 to May 2007, Mr. Everett was chief financial officer of WebEx Communications, Inc., a web collaboration service provider that was acquired by Cisco. From 2001 to 2003, Mr. Everett served as chief financial officer of Bivio Networks, Inc., a network appliance company. In 2001, Mr. Everett served as chief financial officer of VMware, Inc., an infrastructure software company. From February 1997 to November 2000, Mr. Everett served as executive vice president and chief financial officer of Netro Corporation. Mr. Everett served in several senior management positions at Raychem Corporation from 1987 through 1996, including senior vice president and chief financial officer from August 1988 to August 1993. Before joining Raychem Corporation, Mr. Everett served as a partner of Heller, Ehrman, White & McAuliffe LLC. During the past five years, Mr. Everett served on the board of directors of Emailvision Holdings, Ltd., a privately held email marketing company, including as chairman of the audit committee. Mr. Everett also formerly served on the board of directors of Broncus Technologies, Inc., a privately-held medical technology company, including as chairman of the audit committee and member of the compensation committee. He also served on the board of directors of the Northern California and Northern Nevada chapter of the Alzheimer’s Association, a non-profit organization, and Self-Help for the Elderly, a non-profit organization. Mr. Everett holds a Juris Doctor degree from the University of Pennsylvania Law School and a Bachelor of Arts degree in History from Dartmouth College. Mr. Everett is licensed to practice law in California and in New York and was named chief financial officer of the year by San Francisco Business Times in 2007. Mr. Everett brings to Calix’s board of directors his background as a lawyer as well as over 30 years of experience in senior management and financial operations at communications technology companies.

Adam Grosser has served on the Board since May 2009. Since February 2011, he has served as a managing director and group head of Silver Lake Kraftwerk, a division of global private investment firm Silver Lake, which focuses on investments in growth companies in the energy and resources sectors. From September 2000 until October 2010, Mr. Grosser served as a general partner of Foundation Capital, a venture capital firm. From May 1996 to May 1999, he was president of the subscriber networks division at Excite@Home. From December 1993 to January 1996, Mr. Grosser served as co-founder, president and chief executive officer of Catapult Entertainment, Inc. From August 1984 to November 1993, Mr. Grosser served in engineering and management capacities at Apple Computer, Lucasfilm Ltd. and Sony Corporation of America. During the past five years, Mr. Grosser formerly served on the boards of directors of Control4 Corporation, Conviva, Inc., GridIron Systems Inc., Numerate, Inc., Sentient Energy, Inc., SiBEAM, Inc. and Silver Spring Networks, Inc., each a privately held company, as well as EnerNOC, Inc., Rohati Systems, Inc., which was acquired by Cisco, and Naverus, Inc., which was acquired by GE Aviation. Mr. Grosser holds a Master of Science degree in Engineering, a Master of Business Administration degree and a Bachelor of Science degree in Design Engineering from Stanford University. Mr. Grosser brings to the Calix board of directors extensive experience in advising technology startup companies as well as counseling boards of directors and senior management regarding corporate governance, compliance and business operations.

Don Listwin has served on the Board since January 2007 and has served as chairman since July 2007. In October 2004, Mr. Listwin founded Canary Foundation, a non-profit organization devoted to the early detection of cancer, and has since then served as its chairman. From January 2008 to January 2009, Mr. Listwin served as chief executive officer of Sana Security, Inc., a security software company, which was acquired by AVG Technologies. From September 2000 to October 2004, Mr. Listwin served as chief executive officer of Openwave Systems Inc., a leader in mobile internet infrastructure software. From August 1990 to September 2000, he served in various capacities at Cisco, most recently as executive vice president. Mr. Listwin currently serves on the board of directors of Clustrix Inc., Genologics Life Sciences Software Inc., Teradici Corporation, and Joyent, Inc., each a privately-held company. During the past five years, Mr. Listwin formerly served on the board of directors of Isilon Systems, Inc., Openwave Systems Inc., TIBCO Software Inc., Redback Networks, Inc., Software.com Pty Ltd., Phone.com LLC and E-Tek Dynamics Inc., each a publicly-held company. Mr. Listwin is a member of the board of scientific advisors of the National Cancer Institute, a research and development center. Mr. Listwin holds an honorary Doctorate of Law degree from the University of Saskatchewan and a Bachelor of Science degree in Electrical Engineering from the University of Saskatchewan. Mr. Listwin brings over 30 years of experience in the networking industry to Calix’s board of directors.

Directors Continuing in Office Until the 2014 Annual Meeting of Stockholders

Michael Matthews has served on the Board since December 2010. Mr. Matthews has served as Chief Corporate Development Officer for AGT International GMBH since January 2012. In this capacity he is responsible for AGT’s research and development, new business ventures, and marketing. From September 2008 to December 2011, Mr. Matthews served as Head of Strategy and Business Development at Nokia Siemens Networks since September 2008 and has directed the company’s strategic planning and investments, mergers and acquisitions program and strategic alliances and partnerships since September 2008. From February 2003 to January 2008, Mr. Matthews served as Chief Marketing Officer at Amdocs Inc. From September 1999 to March 2002 he served as the Executive Vice President, Sales & Marketing, at Groove Networks, a privately held software company which was acquired by Microsoft Corporation. Prior to this, he served in leadership positions across technology companies in the United States and Australia such as Platinum Technology, Inc. a database management software company which was acquired by Computer Associates, Inc., Sterling Software, a software company which was acquired by Computer Associates, Inc., and Digital Equipment Corporation, which was acquired by Compaq Computer Corporation. Mr. Matthews has a degree in Civil Engineering from the University of Queensland, Australia. Mr. Matthews brings to Calix’s board of directors 30 years of experience in the technology industry, and a strong background in telecommunications, software, technology and innovation.

Thomas Pardun has served on the Board since February 2011. Mr. Pardun has served as chairman of the board of directors of Western Digital Corporation, a manufacturer of hard drives for the personal computer and home entertainment markets, since March 2007. He previously served as chairman of Western Digital from

January 2000 to November 2001, and he has served as a director of Western Digital since January 1993. In July 2000, Mr. Pardun retired as president of MediaOne International, Asia-Pacific (formerly US West Asia-Pacific), an owner/operator of international properties in cable television, telephone services, and wireless communications. Prior to that, he served as president and chief executive officer of US West Multimedia Communications, Inc. and held numerous other executive positions with US West. Prior to joining US West, Mr. Pardun was president of the Central Group for Sprint as well as president of Sprint’s West Division. He also served as senior vice president of United Telecommunications, a predecessor company to Sprint. Mr. Pardun spent the first 19 years of his career at IBM. Mr. Pardun served on the board of directors of Occam Networks, Inc. from September 2004 to February 2011. In addition to Western Digital Corporation, Mr. Pardun serves on the boards of CalAmp Corporation, Finisar Corporation and MaxLinear, Inc., each a publicly-held company. Mr. Pardun received a B.B.A. in economics and marketing from the University of Iowa and Management School Certificates from Harvard Business School, Stanford University, and The Tuck School of Business at Dartmouth College. Mr. Pardun brings to Calix’s board of directors his expertise as an executive in the telecommunications industry, a comprehensive knowledge of information systems and telecommunications and experience serving as a director for other public companies, including Occam Networks, Inc.

Executive Officers

The following is biographical information for our executive officers not discussed above.

Name	Age	Position(s)
Tony Banta	64	Senior Vice President, Global Manufacturing and Supply
John Colvin	48	Senior Vice President, North American Sales and Marketing
Andy Lockhart	51	Senior Vice President, International Sales and Marketing
Kevin Pope	54	Senior Vice President, Product Development
Roger Weingarth	57	Executive Vice President and Chief Operating Officer

Tony Banta has served as Calix’s senior vice president of global manufacturing and supply since April 2009. From July 2007 to April 2009, Mr. Banta served as Calix’s vice president of manufacturing. From September 2005 to July 2007, Mr. Banta served as Calix’s director of global supply chain management. From September 1995 to June 2005, Mr. Banta served in various capacities at Cisco, including vice president of worldwide operations. From March 1993 to September 1995, Mr. Banta served as vice president of manufacturing at Grand Junction Networks, Inc. Previously, Mr. Banta served in senior management positions, including vice president of manufacturing at Vitalink Communications Corporation and Teledyne MEC. Mr. Banta holds a Master of Business Administration degree from Golden Gate University, a Master of Science Degree in Aeronautical Engineering from Wichita State University and a Bachelor of Science degree in Aeronautics from San Jose State College. Mr. Banta also served ten years in the United States Air Force.

John Colvin has served as Calix’s senior vice president of North American Sales & Marketing since September 2011. Previously, Mr. Colvin served as Calix’s vice president of field operations for the Americas from March 2004 to August 2011. From November 1999 to March 2004, Mr. Colvin served in numerous leadership positions at Cisco, including senior director of business development and operations director in service provider sales. From January 1999 to October 1999, Mr. Colvin served as director of national carrier sales of Cerent Corporation. Previously, Mr. Colvin served in various capacities at Alcatel S.A. for eight years, most recently as account vice president for AT&T. Before that, Mr. Colvin worked as an engineer at Rockwell International Corporation and NEC America, Inc. Mr. Colvin holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University.

Andy Lockhart has served as senior vice president, international sales and marketing since April 2011, with overall responsibility for the establishment and development of Calix’s international business. Andy joined Calix after over twenty years at Cisco, where he developed a wide range of international and cross-cultural leadership experience. Most recently, Andy held worldwide sales responsibility for the integration of Cisco’s largest acquisition in recent years. Andy was instrumental in establishing many of Cisco’s largest international business operations, including the founding of Cisco Japan, building Cisco’s Asia Pacific partner network, establishing Cisco’s UK Sales operation, and launching Cisco’s European Service Provider organization. He also led a number of Cisco’s major international organizations, including leadership roles as vice president Cisco Japan, vice president Northern Europe, and Vice President Benelux.

Kevin Pope has served as Calix’s senior vice president of product development since January 2009. From September 2005 to January 2009, Mr. Pope served as vice president of engineering of Hammerhead Systems, Inc., a metro Ethernet aggregation switching equipment company. In September 1999, Mr. Pope founded Mahi Networks, Inc., a core network integrated time division multiplexing/data switching equipment company, and served as its vice president of engineering until September 2005. From June 1988 to September 1999, Mr. Pope served as vice president of development engineering of Applied Digital Access, Inc. Mr. Pope holds a Master of Business Administration degree from San Diego State University, a Master of Science degree in Electrical Engineering and Computer Science from the University of California, Berkeley and a Bachelor of Science degree in Electrical Engineering from the University of Minnesota.

Roger Weingarth has served as Calix’s executive vice president and chief operating officer since July 2007. From February 2006 to July 2007, Mr. Weingarth served as Calix’s senior vice president of product and manufacturing operations and from March 2003 to February 2006, as Calix’s vice president of operations. From March 2002 to March 2003, Mr. Weingarth served as president and chief executive officer of Arista Networks, Inc. From June 1998 to February 2002, Mr. Weingarth served as president and chief operating officer of Optical Solutions, Inc. Previously, Mr. Weingarth served in senior management roles at Centron DPL Company, Inc., Switched Network Technologies, Inc., Network Systems Corporation and AT&T/NCR Corporation. Mr. Weingarth holds a Master of Business Administration degree from the University of Minnesota and a Bachelor of Arts degree in Business Administration from Bethel College.

Independence of the Board

The NYSE prescribes independence standards for listed companies. These standards require a majority of the Board to be independent. They also require every member of the audit committee, compensation committee and nominating and corporate governance committee of the Board to be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with us. On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. We also review our relationship to any entity employing a director or on which the director currently serves as a member of the board.

After review of all relevant transactions or relationships between each director, or any of his immediate family members, and Calix, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of Calix’s directors are independent directors within the meaning of the applicable NYSE standards, except for Mr. Russo, Calix’s current president and chief executive officer, and Mr. Ashby, Calix’s current executive vice president and chief financial officer. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of the NYSE standards.

Information Regarding the Board and its Committees

Oversight of Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of Calix’s risks. The Board is responsible for general oversight of risks and regularly reviews information regarding Calix’s risks, including credit risks, liquidity risks and operational risks. The compensation committee of the

Board is responsible for overseeing the management of risks relating to Calix’s executive compensation plans and arrangements. The audit committee of the Board is responsible for overseeing management of Calix’s risks relating to accounting matters, financial reporting and legal and regulatory compliance. The nominating and corporate governance committee of the Board is responsible for overseeing management of Calix’s risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Leadership Structure of the Board

Under Calix’s bylaws, the Board appoints Calix’s officers, including the chief executive officer. The Board does not have a policy on whether the role of the chairman and chief executive officer should be separate and, if it is to be separate, whether the chairman should be selected from the non-employee directors or be an employee and if it is to be combined, whether a lead independent director should be selected. However, the Board is committed to good corporate governance practices and values independent board oversight as an essential component of strong corporate performance. For example, six of Calix’s eight directors qualify as independent according to the rules and regulations of the NYSE. In March 2012, the Board undertook a review of the independence of each director and considered whether any director has a material relationship with Calix that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board determined that Messrs. Everett, Flynn, Grosser, Listwin, Matthews and Pardun, representing six of Calix’s eight directors, are independent directors as defined under the listing requirements of the NYSE, constituting a majority of independent directors of the Board as required by the NYSE rules. In addition, Calix’s corporate governance guidelines require that the directors meet in executive session without management directors or management present on a regularly scheduled basis, but not less than two times a year. Also, Calix’s nominating and corporate governance committee periodically reviews and recommends to the Board the leadership structure of the Board. Currently, Calix separates the roles of chief executive officer and chairman in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for, and the day-to-day leadership and performance of, Calix, while the chairman provides guidance to the chief executive officer and management, sets the agenda for Board meetings and presides over meetings of the full Board. Mr. Russo, Calix’s chief executive officer, and Mr. Ashby, Calix’s chief financial officer, are employees of Calix and are therefore not “independent” under the rules of the NYSE. Mr. Listwin, Calix’s chairman, is an independent director, as defined under the rules of the NYSE. The Board believes that the current board leadership structure is best for Calix and its stockholders at this time.

Board Committees

Calix’s board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which have the composition and responsibilities described below.

Audit Committee

Calix’s audit committee comprises Messrs. Everett, Grosser and Matthews, each of whom is a non-employee member of the Board. Mr. Everett is the audit committee chairman and is the audit committee financial expert, as currently defined under the SEC rules. The Board has determined that each director serving on the audit committee is independent within the meaning of the NYSE listing standards.

Calix’s audit committee oversees its corporate accounting and financial reporting process. Among other matters, the audit committee evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of Calix’s quarterly consolidated financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on Calix’s engagement team as required by law; reviews Calix’s critical accounting policies and estimates; oversees the internal audit function and annually reviews the audit committee charter and the committee’s performance. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A copy of the audit committee charter is available to security holders in the “Corporate Governance” section of our website at http://investor-relations.calix.com/.

Compensation Committee

The current members of Calix’s compensation committee are Messrs. Flynn, Listwin and Pardun, each of whom is a non-employee member of the Board. Mr. Flynn is the compensation committee chairman. The Board has determined that each director serving on the compensation committee is independent within the meaning of the NYSE listing standards.

Calix’s compensation committee reviews and recommends policies relating to compensation and benefits of Calix officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of the chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The compensation committee also administers the issuance of stock options and other awards under Calix stock plans. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with Calix’s certificate of incorporation and bylaws, Section 162(m) of the Internal Revenue Code of 1986 (to the extent applicable), NYSE rules and other applicable law. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A copy of the compensation committee charter is available to security holders in the “Corporate Governance” section of our website at http://investor-relations.calix.com/.

Nominating and Corporate Governance Committee

Calix’s nominating and corporate governance committee consists of Messrs. Grosser, Listwin and Everett, each of whom is a non-employee member of the Board. Mr. Grosser is the chairman of the nominating and corporate governance committee. The Board has determined that each of the directors serving on the nominating and corporate governance committee is independent within the meaning of the NYSE listing standards.

The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of the Board. In addition, the nominating and corporate governance committee is responsible for overseeing Calix’s corporate governance guidelines and reporting and making recommendations concerning governance matters. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A copy of the nominating and corporate governance committee charter is available to security holders in the “Corporate Governance” section of our website at http://investor-relations.calix.com/.

Calix’s nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. Calix does not have a formal diversity policy, but does consider diversity to be a relevant consideration in the process of evaluating and identifying director candidates. To that end, in evaluating the suitability of individual candidates (both new candidates and current board members), the nominating and corporate governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including: diversity of personal background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly-held company; experience in Calix’s industry and with relevant social policy concerns; experience as a board member of another publicly-held company; academic expertise in an area of Calix’s operations; diversity of business or career experience relevant to the success of Calix; and practical and mature business judgment. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Calix has from time to time engaged a third party executive search agency to identify, evaluate and assist in identifying potential nominees, and may engage such agencies in the future.

The policy of the nominating and corporate governance committee is to consider properly submitted director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to Calix, which must be received at Calix’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times and in the forms required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election under Section 14(a) of the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of Calix’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 1035 N. McDowell Boulevard, Petaluma California 94954. The presiding officer at the applicable annual meeting may, if the facts warrant, determine that a nomination was not properly made in accordance with the foregoing, in which case the defective nomination may be disregarded.

Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met 10 times during fiscal year 2011. The audit committee of the Board met six times, the compensation committee of the Board met seven times and the nominating and corporate governance committee of the Board met one time during fiscal year 2011. During 2011, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, except for Mr. Pardun, who attended six of the ten meetings convened after he joined the Board.

Two of our directors, Messrs. Ashby and Russo, attended the company’s first annual meeting of stockholders on May 25, 2011.

Stockholder Communications with the Board

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of Calix’s Corporate Secretary, at 1035 N. McDowell Boulevard, Petaluma, California 94954. Calix’s Corporate Secretary will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

None of the members of Calix’s compensation committee is or has at any time during the past year been an officer or employee of Calix, was formerly an officer of Calix, or has engaged in certain related transactions with Calix, as required to be disclosed by SEC regulations. None of Calix’s executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on Calix’s Board or compensation committee.

Risk Assessment and Compensation Practices

Calix’s management assessed and discussed with the compensation committee Calix’s compensation policies and practices for its employees as they relate to risk management and, based upon this assessment, Calix believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on Calix in the future.

Calix’s employees’ base salaries are fixed in amount and thus Calix does not believe that they encourage excessive risk-taking. While performance-based cash bonuses and sales commissions focus on achievement of short-term or annual goals, which may encourage the taking of short-term risks at the expense of long-term results, Calix believes that its internal controls help mitigate this risk and Calix’s performance-based cash bonuses and sales commissions are limited, representing a small portion of the total compensation opportunities available to most employees. Calix also believes that its performance-based cash bonuses and sales commissions appropriately balance risk and the desire to focus employees on specific short-term goals important to the company’s success, and do not encourage unnecessary or excessive risk taking.

A significant proportion of the compensation provided to Calix employees, and nearly all of the compensation provided to Mr. Russo, is in the form of long-term equity-based incentives that are important to help further align Calix’s employees’ interests with those of its stockholders. Calix does not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to Calix’s stock price.

The statements regarding the risks arising from Calix’s compensation policies and practices contain forward-looking statements that involve substantial risks and uncertainties. Calix has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Calix believes may affect its financial condition, results of operations, business strategy and financial needs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH CLASS II DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL NO. 2

APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are seeking an advisory vote from our stockholders to approve the compensation paid to our NEOs, as disclosed in this Proxy Statement under the compensation disclosure rules of the SEC.

The compensation committee of the Board, with assistance from external compensation consultants, has structured our executive compensation program to stress a pay-for-performance philosophy. The compensation opportunities provided to our NEOs are significantly dependent on Calix’s financial performance, the performance of Calix’s stock and the NEO’s individual performance, which are intended to drive creation of sustainable stockholder value. The compensation committee of the Board will continue to emphasize responsible compensation arrangements that attract, retain, and motivate high caliber executive officers, and motivate those officers to achieve Calix’s short- and long-term business strategies and objectives.

You have the opportunity to vote “For” or “Against” or to “Abstain” from voting on the following non-binding resolution relating to executive compensation:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to Calix’s NEOs as disclosed in Calix’s proxy statement for the 2012 Annual Meeting of Stockholders under the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion of the proxy statement.”

In deciding how to vote on this proposal, we encourage you to consider Calix’s executive compensation philosophy and objectives, the design principles and the elements of Calix’s executive compensation program described in the Compensation Discussion and Analysis or CD&A section below. As described in the CD&A section, a guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of our executives and stockholders should be aligned. Our compensation program is a mix of short- and long-term components, cash and equity elements and fixed and contingent payments in proportions we believe will provide the proper incentives, reward our NEOs and help us achieve our goals and increase stockholder value. For example:

•

Chief Executive Officer Compensation Aligned with Stockholder Interests. Our CEO’s compensation in 2011 primarily came from returns on his ownership stake in Calix and his equity incentive awards, including stock options. As a significant stockholder, his personal wealth is tied directly to sustained stock price appreciation and performance, which provides direct alignment with stockholder interests. As part of a review of our compensation programs, the compensation committee approved a change to more cash-based compensation for our CEO, effective January 1, 2012, in part to help preserve the pool of equity incentives available for grant to other employees within the organization. This reflects our CEO’s commitment to support equitable grants across the organization, through lowering his stake and facilitating participation of our top performers and key talent in our Equity Incentive Award Program.

•

Other NEOs Compensation Substantially Tied to Performance. Other NEOs earn a significant portion of their total compensation based upon increases in Calix’s stock price and a significant portion of their cash compensation based upon Calix’s financial performance along with our compensation committee’s assessment of individual performance;

•

Change in Control and Severance Benefits Not Grossed Up. While Calix provides limited change in control and severance benefits to provide NEOs security and remain competitive, Calix does not gross up any NEO taxes in connection with change in control, severance or other compensation and benefits.

•	No Special Perquisites. NEOs participate in the same benefit programs as other Calix employees and do not receive any other perquisites.

To be approved, on a non-binding and advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement under the compensation disclosure rules of the SEC, must receive a “For” vote from the holders of a majority in voting power of the shares of common stock which are present online or by proxy and entitled to vote on the proposal. Abstentions will have the same effect as “Against” votes for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

While your vote on this proposal is advisory and will not be binding on the compensation committee of the Board, the Board or Calix, the compensation committee of the Board values the opinions of Calix’s stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding Calix’s executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT UNDER THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and is seeking ratification of such selection by our stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the fiscal year ending December 31, 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee of the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Calix and its stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “For” vote from the holders of a majority in voting power of the shares of common stock which are present online or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table provides information regarding the fees for the audit and other services provided by Ernst & Young LLP for the fiscal years ended December 31, 2011 and 2010 (in thousands). All fees described below were approved by the audit committee of the Board.

	Fiscal Year Ended December 31,
	2011	2010
Audit Fees	$1,053	$1,525
Audit-Related Fees	—	27
Tax Fees	98	311
All Other Fees	8	—

Total Fees	$1,159	$1,863

Audit Fees

Audit fees of Ernst & Young LLP for 2011 and 2010 include the aggregate fees related to the audits of Calix’s annual consolidated financial statements and the reviews of each of the quarterly consolidated financial statements included in Calix’s Quarterly Reports on Form 10-Q, services rendered in connection with our Form S-1 and Form S-8 related to our initial public offering and in connection with our Form S-4 relating to the acquisition of Occam, comfort letter consents and other matters related to the SEC, and audit services provided in connection with certain foreign regulatory filings.

Audit-Related Fees

There were no Audit-related fees for 2011. Audit-related fees for 2010 include advisory services related to audit services provided in connection with the acquisition of Occam.

Tax Fees

Tax fees for 2011 and 2010 include tax compliance and advisory services. In addition, 2010 tax fees included services related to the analysis of the availability to the Company of certain tax credits and carryforwards.

All Other Fees

Other fees for 2011 include services provided in connection with sales tax compliance. There were no other fees billed by Ernst & Young for 2010.

Pre-Approval Policies and Procedures

The audit committee of the Board pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available in the “Corporate Governance” section of our website at http://investor-relations.calix.com/.

The audit committee of the Board considered whether the non-audit services rendered by Ernst & Young LLP were compatible with maintaining Ernst & Young LLP’s independence as the independent registered public accounting firm of Calix’s consolidated financial statements and concluded that they were.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

PROPOSAL NO. 4

AMENDMENT OF CALIX’S CERTIFICATE OF INCORPORATION TO DESIGNATE THE CHANCERY COURT OF THE STATE OF DELAWARE AS THE EXCLUSIVE FORUM FOR RESOLUTION OF INTRA-CORPORATE DISPUTES

We propose to amend our Amended and Restated Certificate of Incorporation to require that the Delaware Court of Chancery be the exclusive forum for certain actions brought against the Company, its directors, officers and employees. Many authorities on corporate governance believe that stockholders derive significant benefit from such a requirement.

The benefits of litigating intra-corporate disputes in Delaware are clear. Calix is a Delaware corporation, and Delaware law governs our corporate actions. Over the years, the state of Delaware has developed a sophisticated and thorough body of corporate legal precedent, and its Court of Chancery is the most experienced and most efficient forum in the country for deciding such disputes. Its streamlined procedures and processes generally lead to more timely decisions in cases of this sort. Allowing stockholders to bring actions in other states with much less familiarity with Delaware corporate law creates significant risk that foreign jurisdictions may misapply Delaware law to the detriment of the company and all of its stockholders. Litigating intra-corporate disputes in Delaware results in greater certainty and predictability for the company and all of our stockholders.

This change would also eliminate duplicative litigation in multiple forums, which can be costly and inefficient, and which carry the risk that the outcome of such cases could be inconsistent, even though each forum purports to follow Delaware law.

For these reasons, the Board is proposing that stockholders approve an amendment to our Amended and Restated Certificate of Incorporation, adding a new Article VIII, which will establish the Court of Chancery of the State of Delaware as the exclusive forum for certain actions, and will rename the existing Article VIII as new Article IX. Other than as described in this proxy statement, approval of this amendment will not have any effect on your rights as a stockholder. If this amendment is approved, the new Article VIII of the Certificate will read as follows:

ARTICLE VIII

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

If approved by our stockholders, the amendment will be effective upon filing with the Secretary of State of the State of Delaware, which we intend to do promptly after stockholder approval is obtained.

To be approved, the proposed amendment must receive a “For” vote from the holders of a majority of the outstanding shares entitled to vote on the proposal. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT OF CALIX’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DESIGNATE THE CHANCERY COURT OF THE STATE OF DELAWARE AS THE EXCLUSIVE FORUM FOR RESOLUTION OF INTRA-CORPORATE DISPUTES.

PROPOSAL NO. 5

APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Stockholders are being asked to approve the Company’s Amended and Restated Employee Stock Purchase Plan (the “ESPP”), which includes an increase in the number of shares of common stock reserved for issuance from 1,000,000 shares under the Employee Stock Purchase Plan as amended July 20, 2010 (the “Prior ESPP”) to 4,300,000 shares under the ESPP (an increase of 3,300,000 shares).

On February 23, 2012, the compensation committee of the Board, upon delegation of authority from the Board, approved the ESPP, to be effective upon stockholder approval. The compensation committee of the Board approved the ESPP to take effect June 1, 2012 and to amend and replace in its entirety the Prior ESPP, subject to approval of the ESPP by stockholders. The Prior ESPP was approved by our board and adopted by our shareholders in March 2010 and was last amended July 20, 2010.

The purpose of the ESPP is to provide our employees the opportunity to purchase our common stock through accumulated payroll deductions. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The ESPP is an important component of the benefits package that we offer to our employees. We believe that it is a key factor in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in the success of the Company.

The ESPP is substantially the same as the Prior ESPP, except (i) the total number of shares that may be issued pursuant to the ESPP would be fixed at 4,300,000 shares of common stock, (ii) an eligible participant’s “Compensation” used for determining eligible payroll deductions for the ESPP excludes overtime and shift differential payments, and (iii) a participant may elect to withdraw from participation under the ESPP at any time up to seven days prior to the last day of a purchase period by submitting the prescribed withdrawal form with the Company’s Stock Administration Department.

If approved, the ESPP will go into effect for periods commencing on and after June 1, 2012. As of February 29, 2012, a total of 1,000,000 shares of common stock had been reserved for issuance under the Prior ESPP and 421,404 shares had been purchased since the Prior ESPP became effective in December 2010.

Summary of the ESPP

The principal features of the ESPP are summarized below. The following summary of the ESPP does not purport to be a complete description of all of the provisions of the ESPP, but is qualified in its entirety by reference to the complete text of the ESPP, which has been filed with the SEC as Exhibit A to this proxy statement. Any stockholder who wishes to obtain a copy of the ESPP may do so upon written request to the Secretary at Calix’s principal executive offices.

Offerings. The ESPP provides for the grant to employees of rights to purchase shares of the Company’s common stock at reduced prices through payroll deductions. “Purchase Periods” are six-month periods commencing each June 1 and December 1, unless otherwise determined by the ESPP administrator. However, in no event may a purchase period be longer than 27 months in length.

Shares Available Under ESPP. The maximum number of our shares of common stock which will be authorized for sale under the ESPP is 4,300,000, which includes the 1,000,000 shares of common stock reserved for issuance under the Prior ESPP. The shares made available for sale under the ESPP may be authorized but unissued shares or reacquired shares reserved for issuance under the ESPP.

Administration. The ESPP will be administered by our compensation committee, which was appointed by the Board to administer the ESPP. The ESPP administrator has final authority for interpretation of any provisions of the ESPP or of any right to purchase stock granted under the ESPP. The Plan administrator may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. Interpretations and constructions of the administrator of any provision of the ESPP or of any rights under it will be conclusive and binding on all persons. We will bear all expenses and liabilities incurred by the ESPP administrator.

Eligibility and Enrollment. Employees of the Company who customarily work more than twenty hours a week and more than five months per calendar year are eligible to participate in the ESPP. However, no employee is eligible to participate in the ESPP if, immediately after the election to participate, such employee would own stock of the Company (including stock such employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company. In addition, no employee is permitted to participate if the rights of the employee to purchase common stock of the Company under the ESPP would accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year. Eligible employees become participants in the ESPP by executing a participation agreement and filing it with the Company’s stock administrator. By enrolling in the ESPP, a participant is deemed to have elected to purchase the maximum number of whole shares of common stock that can be purchased with the compensation withheld during each Purchase Period for which the participant is enrolled. No participant will be eligible to purchase more than 2,000 shares of stock within any Purchase Period. Termination of a participant’s status as an eligible employee for any reason, including death, is treated as an automatic withdrawal from the ESPP.

As of February 29, 2012, there were approximately six current executive officers and 543 current non-executive officer employees who would be eligible to participate in the ESPP. Non-employee directors are not eligible to participate in the ESPP.

Payroll Deductions. The payroll deductions made for each participant may be not less than 1% nor more than 15% of a participant’s compensation. Compensation is defined in the ESPP. Payroll deductions commence with the first paycheck issued during the Purchase Period for which the participant is enrolled and are deducted from subsequent paychecks throughout the Purchase Period unless changed or terminated as provided in the ESPP. The Company maintains a plan account in the name of each participant and credits the amount deducted from compensation to such account. No interest accrues to the money held in the account pending purchase of shares of common stock.

Purchase of Stock. As of the last day of each Purchase Period, each participant’s accumulated payroll deductions are applied to the purchase of whole shares of common stock at a price which is the lower of 85% of the fair market value per share of the common stock on the first trading day or on the last trading day of the applicable Purchase Period. The fair market value of the common stock on a given date is defined as the closing price on that day as reported by the New York Stock Exchange.

Unless a participant has previously canceled his or her participation in the ESPP at least seven days before the purchase date, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the option purchase price, subject to the participation limitations listed above.

A participant may cancel his or her payroll deduction authorization at any time prior to seven days before the end of the Purchase Period. Upon cancellation, the participant’s account balance will be refunded in cash without interest. A participant may also decrease (but not increase) his or her payroll deduction authorization once during any Purchase Period. If a participant wants to increase or decrease the rate of payroll withholding, he or she may do so effective for the next Purchase Period by submitting a new percentage no later than five days before commencement of the Purchase Period for which such change is to be effective.

A participant may not assign, transfer, pledge or otherwise dispose of (other than by will or the laws of descent and distribution) payroll deductions credited to a participant’s account or any rights to exercise an option or to receive shares of our common stock under the ESPP, and during a participant’s lifetime, options in the ESPP shall be exercisable only by such participant. Any such attempt at assignment, transfer, pledge or other disposition will not be given effect.

Adjustments upon Changes in Recapitalization, Dissolution, Liquidation, Merger or Asset Sale. In the event of any increase or decrease in the number of issued shares of our common stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares affected without receipt of consideration, we will proportionately adjust the aggregate number of shares of our common stock offered under the ESPP, the number and price of shares which any participant has elected to purchase pursuant under the ESPP and the maximum number of shares which a participant may elect to purchase in any single Purchase Period.

If there is a proposal to dissolve or liquidate the Company, then the ESPP will terminate, and any amounts that a participant has paid towards the purchase of common stock under the ESPP will be refunded without interest. If the Company undergoes a merger with or into another corporation or sale of all or substantially all of our assets, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or the parent or subsidiary of the successor corporation. If the successor corporation refuses to assume the outstanding options or substitute equivalent options, then any purchase period then in progress will be shortened by setting a new purchase date to take place before the date of our proposed sale or merger. We will notify each participant in writing at least five days prior to the new exercise date of such change.

Amendment and Termination. Our Board may amend, suspend or terminate the ESPP at any time. Unless it is sooner terminated by our board of directors, the ESPP will terminate upon the earlier of (i) such date as is determined by the Company in its sole discretion or (ii) the date on which all shares available for issuance under the ESPP shall have been sold pursuant to options exercised under the ESPP. However, the Board may not amend the ESPP without obtaining stockholder approval within 12 months before or after such amendment to the extent required by applicable laws.

Proposed Change from the Prior ESPP

Shares Authorized. The Board believes that the ESPP is an important component of the Company’s overall portfolio of employee benefits, and serves as a valuable incentive in further aligning Calix employees’ interests with those of its stockholders. Therefore, the Board believes that it is in the Company’s and the stockholders’ best interests to ensure that the ESPP has access to a sufficient number of shares of company common stock to allow the ESPP to continue to operate without restriction or interruption for at least the next five years.

Based on current employee-participation rates in the ESPP, the Company expects that the number of shares initially allocated for issuance under the Prior ESPP will be exhausted within the next 12 months. Therefore, the Board proposes to amend and restate Section 3 of the Prior ESPP to allow for the issuance of an additional 3,300,000 shares of Company common stock under the ESPP. If the ESPP is approved, new Section 3 of the ESPP will read as follows:

Section3. Shares Authorized.

The maximum aggregate number of shares which may be issued under the Plan shall be 4,300,000 shares of Stock (subject to adjustment as provided in Section 12 hereof), which may be either authorized but unissued Stock or reacquired Stock, including shares of Stock purchased on the open market.

Federal Income Tax Consequences

Generally, no federal income tax consequences will arise at the time an employee purchases shares of common stock under the ESPP. If an employee disposes of shares purchased under the ESPP less than one year after the shares are purchased or within two years of the enrollment date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the shares of common stock at the time of purchase and the amount paid by the employee for the shares. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the shares for purposes of determining capital gain or loss upon the disposition of the shares by the employee.

If an employee does not dispose of the shares of common stock purchased under the ESPP until at least one year after the shares are purchased and at least two years after the enrollment date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the shares of common stock on the enrollment date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the shares for purposes of determining capital gain or loss upon the disposition of the shares by the employee.

We generally will not be entitled to a tax deduction with respect to the shares of common stock purchased by an employee under the ESPP, unless the employee disposes of the shares less than one year after the shares are transferred to the employee or less than two years after the enrollment date, in which case we will generally be entitled to a tax deduction corresponding to the amount of ordinary income recognized by the employee.

New Plan Benefits

No current directors who are not employees will receive any benefit under the ESPP. The benefits that will be received under the ESPP by our current executive officers and by all eligible non-executive officer employees are not determinable at this time. The following table shows the fair market value of compensation expenses recognized by the Company and the corresponding number of shares that were acquired by the listed persons under the Prior ESPP for the fiscal year ended December 31, 2011.

Name or Position	Number of Shares	Compensation Expense Dollar Value ($) (1)
Carl Russo (2)	0	0
Michael Ashby	0	0
Roger Weingarth	0	0
Andy Lockhart	0	0
John Colvin	0	0
Kevin Pope	0	0
Tony Banta	0	0
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	421,404	$2,237,348

(1)	Represents the grant date fair value calculated in accordance with the provisions of FASB ASC Topic 718. The weighted average assumptions used to estimate the fair value of ESPP shares during 2011 were as follows: expected volatility—53%; expected life—1/2 year; expected dividend yield—0; and a risk free interest rate of 1.79%.

(2)	Mr. Russo is ineligible to participate in the ESPP.

To be approved, this proposal must receive a “For” vote from the holders of a majority in voting power of the shares of common stock which are present online or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE CALIX, INC. EMPLOYEE STOCK PURCHASE PLAN, AS DISCUSSED ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of February 29, 2012 for:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each NEO as set forth in the summary compensation table below; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of February 29, 2012 and RSUs that vest within 60 days of February 29, 2012, are deemed to be outstanding and to be beneficially owned by the person holding the options or RSUs for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 47,856,093 shares of our common stock issued and outstanding on February 29, 2012. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Calix, Inc., 1035 N. McDowell Boulevard, Petaluma, California 94954.

	Shares of Common Stock Beneficially Owned (1)
	Common Stock	Options Exercisable Within 60 Days	RSUs Vesting Within 60 Days	Number of Shares Beneficially Owned	Percent
Name of Beneficial Owner 5% Stockholders:
FMR LLC (2) 245 Summer St., 14th Fl. Boston, MA 02210	5,578,772	—	—	5,578,772	11.66%
Funds Affiliated with Foundation Capital (3) 250 Middlefield Road Menlo Park, CA 94025	2,943,440	—	—	2,943,440	6.15%
Funds affiliated with TeleSoft (4) 950 Tower Lane, Suite 1600 Foster City, CA 94404	2,690,526	—	—	2,690,526	5.62%

Directors and Executive Officers:
Carl Russo (5)	5,850,899	29,166	—	5,880,065	12.28%
Michael Ashby	1,439,794	66,123	—	1,505,917	3.14%
Roger Weingarth	258,350	2,451	—	260,801	*
Tony Banta	95,182	833	15,000	111,015	*
John Colvin	259,693	833	—	260,526	*
Andy Lockhart	10,000	64,166	—	74,166	*
Kevin Pope	91,594	833	—	92,427	*
Michael Everett	33,221	8,750	—	41,971	*
Michael Flynn	32,264	10,625	—	42,889	*
Adam Grosser	1,511	11,353	1,511	14,375	*
Don Listwin	502,464	5,625	—	508,089	1.06%
Michael Matthews	1,511	6,319	—	7,830	*
Thomas Pardun	20,297	7,938	—	28,235	*
Kelyn Brannon (6)	13,000	—	—	13,000	*

All 14 directors and executive officers as a group	8,609,780	215,015	16,511	8,841,306	18.39%

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)

Based upon a Schedule 13G/A filed with the SEC on February 14, 2012 by FMR LLC. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of 5,577,449 shares, as a result of acting as investment adviser to various registered investment companies. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 5,577,449 shares owned by the funds. Members of the family of Edward C. Johnson 3d, chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ boards of trustees. Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 1,323 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 1,323 shares and sole power to vote or to direct the voting of 1,323 shares of Common Stock owned by the institutional accounts managed by PGATC as reported above.

(3)	Based upon a Schedule 13G/A filed with the SEC on February 8, 2012 by Foundation Capital V, L.P., Foundation Capital V Principals Fund, L.L.C. and Foundation Capital Management Company V, L.L.C. Represents 2,880,916 shares held by Foundation Capital V, LP and 62,524 shares held by Foundation Capital V Principals Fund, LLC. Foundation Capital Management Co. V, L.L.C. serves as the sole general partner of Foundation Capital V, L.P. and serves as the manager of Foundation Capital V Principals Fund, L.L.C. As such, Foundation Capital Management Co. V, L.L.C. possesses voting and dispositive power over the shares held by Foundation Capital V, L.P. and Foundation Capital V Principals Fund, L.L.C., and may be deemed to have indirect beneficial ownership of the shares held by Foundation Capital V, L.P. and Foundation Capital V Principals Fund, L.L.C. Foundation Capital Management Co. V, L.L.C. owns no securities of Calix directly. These entities expressly disclaim status as a “group” for purposes of Section 13(g) of the Securities Exchange Act of 1934.

(4)	Based upon a Schedule 13G filed with the SEC on February 15, 2011 by TeleSoft Partners II SBIC, L.P., TeleSoft Partners II QP, L.P., TeleSoft Partners II L.P., TeleSoft NP Employee Fund LLC, TeleSoft Management II, LLC TeleSoft II SBIC-GP, Inc., Arjun Gupta and Allan James Howard. Represents 1,449,286 shares held by TeleSoft Partners II SBIC, L.P., 1,160,747 shares held by TeleSoft Partners II QP, L.P., 78,979 shares held by TeleSoft Partners II, L.P. and 1,514 shares held by TeleSoft NP Employee Fund, L.L.C. (together, the “TeleSoft Investing Entities”). The sole general partner of TeleSoft Partners II SBIC, L.P. is TeleSoft II SBIC-GP, Inc. The sole stockholder of TeleSoft II SBIC-GP, Inc. is TeleSoft Management II, L.L.C. (together with TeleSoft II SBIC-GP, Inc., the “TeleSoft GP Entities”) The sole general partner of TeleSoft Partners II QP, L.P. and TeleSoft Partners II, L.P. is TeleSoft Management II, L.L.C.. The executive manager of TeleSoft Management II, L.L.C. is Arjun Gupta. The sole manager of TeleSoft NP Employee Fund, L.L.C. is Allan James Howard. Mr. Gupta may be deemed to have shared voting and investment power over the shares held by TeleSoft Partners II SBIC, L.P., TeleSoft Partners II QP, L.P. and TeleSoft Partners II, L.P. Mr. Howard may be deemed to have shared voting and investment power over the shares held by TeleSoft NP Employee Fund, L.L.P. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. Each of the TeleSoft GP Entities disclaims beneficial ownership of the shares held by the TeleSoft Investing Entities, except to the extent of each such entity’s pecuniary interest therein.

(5)	Includes 2,239,188 shares held by The Crescentico Trust, Carl Russo, Trustee, 275,633 shares held by Equanimous Investments and 73,758 shares held by Calgrat Partners, L.P. The managing members of Equanimous Investments are Carl Russo and Tim Pasquinelli. The managing partner of Calgrat Partners, L.P. is Tim Pasquinelli. These individuals may be deemed to have shared voting and investment power over the shares held by Equanimous Investments and Calgrat Partners, as applicable. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address of each of The Crescentico Trust, Carl Russo, Trustee, Equanimous Investments and Calgrat Partners, L.P. is 1960 The Alameda #150, San Jose, California 95126.

(6)	Ms. Brannon resigned from the Company effective March 4, 2011. Share numbers based on information provided to the Company by Ms. Brannon.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. We believe that during the fiscal year 2011, our directors and Section 16 officers complied with all Section 16(a) filing requirements. In making the above statements, we have relied upon the written representations of our directors and Section 16 officers.

DIRECTOR COMPENSATION

2011

Upon the recommendation of our compensation committee, the Board adopted a new compensation policy in December 2009, which was amended in March 2010. Pursuant to the amended policy, prior to our initial public offering, non-employee directors who were not affiliated with our significant stockholders received the following retainers for service on the Board during 2011:

•	Chairman of the Board—$55,000;

•	Chairman, Audit Committee—$52,000;

•	Chairman, Compensation Committee—$50,000;

•	Chairman, Nominating and Governance Committee—$45,000;

•	Committee Member who is not a Committee Chair—$40,000; and

•	Member of the Board who does not serve on a committee—$35,000.

Pursuant to the amended policy, such non-affiliated directors are also entitled to receive an option to purchase 10,000 shares of our common stock and 4,533 restricted stock units, or RSUs, upon initial election or appointment to the Board and an option to purchase 5,000 shares of our common stock and 2,266 RSUs annually thereafter. The initial option grant will vest with respect to one-third of the shares subject to the option on the first anniversary of the date of grant and then in equal monthly installments over the following two years. The initial RSUs will vest in three equal annual installments. The subsequent options will vest in equal monthly installments over one year. Subsequent RSUs will vest on the first anniversary of the date of grant. The exercise price of stock options is based on the per share closing trading price of our common stock on the date of grant. Additionally, the Board provided that all options and RSUs held by members of the Board, regardless of when granted, shall automatically accelerate in the event of a change in control of the company, as defined in our 2010 Equity Incentive Award Plan. The equity awards provided for in the amended policy will be made at the first Board meeting following our annual stockholders meeting, with the first such equity awards to be adjusted to reflect any initial or annual grants received within the twelve months immediately preceding the annual stockholders meeting.

On February 22, 2011, Mr. Pardun received initial equity awards that included 4,533 RSUs and options to purchase 10,000 shares of our common stock with a per share exercise price equal to $18.44, which is equal to the per share closing trading price of our common stock on the date of grant. On July 19, 2011, Messrs. Flynn and Listwin were granted equity awards that included 3,399 RSUs and options to purchase 7,500 shares of our common stock with a per share exercise price equal to $21.67. In addition, on July 19, 2011, Messrs. Everett, Grosser and Matthews were granted equity awards that included 2,266 RSUs, 2,833 RSUs and 1,133 RSUs, respectively, and options to purchase 5,000, 6,250 and 2,500 shares of our common stock, respectively, with a per share exercise price equal to $21.67. On October 18, 2011, Mr. Pardun was granted equity awards that included 793 RSUs and options to purchase 1,750 shares of our common stock with a per share exercise price equal to $8.97. Except for Mr. Pardun’s initial awards on February 22, 1011, the stock options vest in equal monthly installments over one year. The RSUs will vest on the first anniversary of the date of grant.

We also reimburse non-employee directors for travel, lodging and other expenses incurred in connection with their attendance at Board or committee meetings.

Director Compensation Table

The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (2) (3)	Total ($)
Don Listwin	$65,000	$73,656	$82,373	$221,029
Michael Everett	57,000	49,104	54,915	161,019
Michael Flynn	53,750	73,656	82,373	209,779
Adam Grosser	50,000	61,391	68,644	180,035
Thomas Pardun	36,250	90,702	104,791	231,743
Michael Matthews	36,250	24,552	27,458	88,260
Robert Finzi (4)	17,500	—	—	17,500
Michael Ashby (5)	8,750	—	—	8,750

(1)	Amounts reflect the grant date fair value of RSUs granted in 2011 calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions made in the valuations reflected in this column, see Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(2)	As of December 31, 2011 we had outstanding options and restricted stock unit awards held by our nonemployee directors as follows:

	Stock Options	Restricted Stock Units
Don Listwin	7,500	3,399
Michael Everett	10,000	2,266
Michael Flynn	12,500	3,399
Adam Grosser	16,250	5,855
Thomas Pardun (6)	14,488	5,326
Michael Matthews	12,500	4,155

(3)	Amounts reflect the grant date fair value of stock options granted in 2011 calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions made in the valuations reflected in this column, see Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(4)	Mr. Finzi resigned as a member of the Board on February 22, 2011.

(5)	Mr. Ashby became employed as our Executive Vice President and Chief Financial Officer on March 5, 2011 and continues to serve as a member of the Board.

(6)	Included in Mr. Pardun’s outstanding stock options at December 31, 2011, are 2,738 options assumed in connection with our acquisition of Occam Networks on February 22, 2011.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Fiscal 2011 was a year of significant achievements for Calix, including the integration of Occam Networks, expansion of our product portfolio and wins of more than 1,000 customers, despite delays in broadband stimulus, and customers’ inability to secure fiber due to fiber shortages, caused by the tsunami in northern Japan earlier in the year. Calix ended 2011 on a strong note with increased product demand and progress towards expanding our portfolio and growing globally. Calix remains focused on bringing industry leading broadband access solutions to customers globally and has strengthened our executive team to support our growth plans with the addition of a Senior Vice President, International Sales and Marketing.

Our compensation and benefits programs reflect our philosophy to pay all of our employees, including our named executive officers (“NEOs”), in ways that support two primary objectives:

•	Attract, reward and retain exceptional talent in the markets in which we operate; and

•	Identify and reward outstanding performance that reflects Calix values and aligns with shareholder value creation.

To help achieve these objectives, a significant portion of our NEOs’ compensation is primarily at risk with significant upside potential for strong performance, as well as downside exposure for underperformance. Executives with greater roles and the ability to directly impact our company’s goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved.

Given the performance-based nature of our executive compensation programs and the challenging times our company and our industry faced in the latter half of the year, we have frozen all executive salaries for 2012 and not paid out bonuses under the 2011 Management Bonus Program.

Our NEOs for 2011 were:

•	Carl Russo, President and Chief Executive Officer;

•	Michael Ashby, Executive Vice President and Chief Financial Officer;

•	Roger Weingarth, Executive Vice President and Chief Operating Officer;

•	Andy Lockhart, Senior Vice President, International Sales and Marketing;

•	Tony Banta, Senior Vice President, Global Manufacturing and Supply;

•	Kevin Pope, Senior Vice President, Product Development; and

•	Kelyn Brannon, former Executive Vice President and Chief Financial Officer.

Ms. Brannon resigned as our Executive Vice President and Chief Financial Officer effective March 4, 2011. Mr. Ashby was appointed Executive Vice President and Chief Financial Officer by the Board on March 5, 2011. Mr. Lockhart was hired to spearhead our global expansion as Senior Vice President, International Sales and Marketing on April 18, 2011.

Compensation Philosophy and Process

We strive to find the best talent, resources and infrastructure to better serve and expand our product portfolio. Our goal is to attract and retain the most highly qualified executives to manage and oversee each of our business functions. We seek out individuals who we believe will be able to contribute to our business and our vision of future success, our culture and our values, and who will promote the long-term interests and growth of our company. Our compensation philosophy is intended to successfully promote a team-oriented approach to performance as each NEOs annual incentive compensation is based on achievement against the same performance objectives as other managers within Calix. In 2011, all employees were provided with the same benefits as the executives.

Individual performance is taken into account in setting base salaries, annual equity awards and annual incentive compensation. Our compensation programs, in combination, aim to achieve the following:

•	foster a goal-oriented, highly talented management team with a clear understanding of business objectives and shared corporate values;

•	allocate our resources effectively in the development of market-leading technology and products;

•	control costs in each facet of our business to maximize our efficiency;

•	balance our compensation program to ensure that its elements, individually and in combination, do not encourage excessive risk-taking;

•	modify our programs to reflect the competitive environment and our changing business needs;

•	enable us to attract, retain and drive a world-class leadership team; and

•	maintain internal equity across our organization.

We do this with programs designed to:

•	be market competitive at the 50th percentile of our peer group;

•	emphasize pay for performance;

•	share risks and rewards;

•	align the interests of our employees with those of our stockholders; and

•	reflect our values.

Our compensation program has remained substantially the same for 2011 and consists of five components:

•	base salary;

•	cash bonuses;

•	sales commissions (for sales executives only);

•	equity-based incentives; and

•	benefits.

In order to be competitively positioned to attract and retain key executives, we target the 50th percentile of our peer group. However, as we have only been a public company since 2010, and considering the company’s size relative to the 2011 Peer Group, our compensation is still transitioning towards the targeted 50th percentile. We believe that our compensation programs foster an environment of innovation that rewards outstanding performance, both company-wide and on an individual level. As such, our compensation programs relate directly to performance, and variable compensation constitutes a significant portion of total compensation.

Our NEOs establish their functional objectives taking into account overall corporate goals and incorporating the feedback of their senior management colleagues and the Board. In line with established financial objectives, each NEO who reports directly to our Chief Executive Officer sets goals in support of the overall corporate goals. After reviewing other NEO recommendations, our Chief Executive Officer recommends to the Compensation Committee, other than for himself, our NEOs’ functional objectives, taking into account overall corporate goals and incorporating the feedback of the NEOs themselves, their senior management colleagues and the Board. In line with established financial objectives, each NEO who reports directly to our Chief Executive Officer has performance goals that focus on overall corporate goals. Ultimately, our Compensation Committee has final authority with respect to the goals that are established. Individual performance is taken into account in setting base salaries, annual equity awards and annual incentive compensation. The value of equity awards made to our

NEOs will vary in value based on our stock price performance. On average, over 80% of Calix’s NEOs’ annual compensation varies year to year based on corporate financial results and individual performance, with the remainder coming from base salary.

Stockholder Advisory Vote on Executive Compensation

At our 2011 Annual General Meeting of Stockholders our stockholders voted, in non-binding advisory votes (i) to approve the compensation of our NEOs and (ii) in favor of having a non-binding stockholder vote on executive compensation every year. The Compensation Committee reviewed the result of the stockholders’ advisory vote on executive compensation. In light of the approval by a substantial majority of our stockholders of the compensation programs described in our 2011 proxy statement (representing over 99.5% of the shares represented in person or by proxy at the meeting and entitled to vote), the Compensation Committee did not implement changes to our executive compensation programs as a result of the stockholders’ advisory vote. The compensation for each of the Company’s NEOs for fiscal year 2011 reflects the continued improvements in each individual’s performance and the changes regarding Company’s financial and operating performance.

Role of Our Compensation Committee

Our Compensation Committee approves and interprets our executive compensation and benefit plans and policies. The Compensation Committee is appointed by the Board and consists entirely of directors who are outside directors for purposes of Section 162(m) of the Internal Revenue Code and non-employee directors for purposes of Rule 16b-3 under the Exchange Act. In 2011, our Compensation Committee determined the compensation for all of our NEOs. Our Chief Executive Officer evaluates each other NEO’s individual performance and contributions to our Company at the end of each fiscal year and reports his recommendations regarding each element of the other NEOs’ compensation to the Compensation Committee. Our Chief Executive Officer does not participate in any formal discussion with the compensation committee regarding decisions on his own compensation and he recuses himself from meetings when his compensation is discussed.

Competitive Market Review

The market for experienced management is highly competitive in our industry. Our goal is to attract and retain the most highly qualified executives to manage each of our business functions. In doing so, we draw upon a pool of talent that is highly sought after by both large and established telecommunications and data communications equipment companies in our geographic area and by other competitive companies in development or early stage phases. Established organizations in our industry seek to recruit top talent from emerging companies in the sector just as smaller organizations look to attract and retain the best talent from the industry as a whole. We also compete for key talent on the basis of our vision of future success; our culture and values; the cohesiveness and productivity of our teams; and the excellence of our technical and management staff. The competition for technical and non-technical skills is aggressive across the sector and we expect it to remain high for the foreseeable future. Our Compensation Committee has set the target goal of our NEOs’ total cash compensation at the 50th percentile of our peer group of companies.

Our Compensation Committee determines compensation for our NEOs, in large part based upon our financial resources, as well as competitive market data. In setting both cash and equity compensation for 2011, our Compensation Committee conducted a review of our NEO compensation, as well as the mix of elements used to compensate our NEOs and compared them with data provided by compensation consultants, as discussed below.

Our peer group consists of competitor companies within the telecommunications industry with revenues between $200 million and $1 billion and market capitalizations of 1/3 to 3 times our market capitalization. Our peer group, set by the Compensation Committee based on recommendations made by our external compensation consultant and human resources, has remained substantially the same since November 2009, with the exception of the removal of Occam Networks, Inc., and consists of the following companies:

• ADC Telecommunications, Inc.;	• Infinera Corporation;
• ADTRAN, Inc.;	• MRV Communications, Inc.;
• Aruba Networks, Inc.;	• Riverbed Technology, Inc.;
• Bigband Networks, Inc.;	• Sonus Networks, Inc.;
• Brocade Communications Systems, Inc.;	• Tekelec;
• Ciena Corporation;	• Tellabs, Inc.;
• Extreme Networks;	• SeaChange International, Inc.;
• F5 Networks, Inc.;	• Sycamore Networks, Inc.; and
• Harmonic Inc.;	• UTStarcom, Inc.

Calix’s market capitalization and revenues were between the 25th and 50th percentile of our 2011 peer group. Most of our NEOs’ total target cash compensation, was between the 25th and 50th percentiles of our 2011 peer group, with the exception of Messrs. Russo, Weingarth, and Lockhart, as discussed below. The competitive comparisons of our practices and levels by target annual cash compensation, which includes base salary, target annual incentive opportunity, and sales commissions, and by total direct compensation, which includes target cash compensation and equity compensation are used to determine our approximate position relative to the appropriate market benchmark.

On July 19, 2011, we replaced Semler Brossy Consulting Group, LLC, our Compensation Committee’s compensation consultant for 2010, with Radford Consulting or “Radford”, in light of their focus on the technology industry and local presence, to provide independent executive compensation consulting. Radford was hired directly by our Compensation Committee and works with management only at our Compensation Committee’s direction to interpret results, make recommendations and assist in setting compensation levels for our executive officers. Radford performs no other services to the Company, other than participation in salary surveys.

The competitive comparisons of our practices and levels by target annual cash compensation, which includes base salary, target annual incentive opportunity, and sales commissions, and by total direct compensation, which includes target cash compensation and equity compensation are used to determine our approximate position relative to the appropriate market benchmark.

Weighting of Elements in our Compensation Program

The use and weight of each compensation element is based on a subjective determination by the Compensation Committee of the importance of each element in meeting our overall objectives. In 2012, we are putting a significant amount of each NEO’s total potential compensation, including compensation derived from the vesting of outstanding restricted stock units, “at risk” based on the performance of our company and stockholder returns.

Chief Executive Officer Compensation

For fiscal 2011, Mr. Russo was compensated differently from our other NEOs. In order to more closely align Mr. Russo’s interests with the interests of our shareholders, Mr. Russo was primarily compensated through the use of equity incentives. Since 2006, Mr. Russo was paid a base salary of $52,000, which helps to offset expenses Mr. Russo incurs for medical, dental and vision insurance premiums for Mr. Russo himself and his family under our group insurance arrangements. On February 24, 2011, upon recommendation of our Compensation Committee, the Board granted Mr. Russo an option to purchase 100,000 shares of our common stock in light of Mr. Russo’s performance in 2010. The size of Mr. Russo’s option grant was determined based upon the value of total target cash compensation awarded to Chief Executive Officers at our 2010 Peer Group of companies at the 50th percentile. Our Compensation Committee used target cash compensation to determine the size of Mr. Russo’s stock option since Mr. Russo’s cash compensation was far below the target cash compensation awarded to chief executive officers at our 2010 Peer Group of companies. Mr. Russo’s stock option vests in 48 equal monthly installments measured from the date of grant.

Base Salary

Base salary reflects the experience, skills, knowledge and responsibilities required of each NEO, as well as competitive market conditions. In late 2009, our Compensation Committee resolved to bring the base salaries and cash incentive payments made to our NEOs, other than Mr. Russo, to a competitive level, which our Compensation Committee determined as the 50th percentile of our peer group of companies as shown above. Mr. Russo’s base salary was not increased in keeping with our Compensation Committee’s determination that a heavy weighting of equity over cash compensation for Mr. Russo better aligned him with the interests of our stockholders and was appropriate in light of his ability to directly affect the stockholder returns through effective leadership of our company. The table below sets forth the 2011 base salary set for each NEO by our Compensation Committee.

Name of Executive Officer	2011 Base Salary ($)	Percentile Position as compared to the 2011 Peer Group
Carl Russo	$52,000	Below 10th percentile
Roger Weingarth	$313,400	Between 25th and 50th percentile
Michael Ashby	$280,000	Between 25th and 50th percentile
Andy Lockhart	$278,156	At the 50th percentile
Tony Banta	$256,300	Between the 25th and 50th percentile
Kevin Pope	$256,300	Between 25th and 50th percentile
Kelyn Brannon	$285,000	Between 25th and 50th percentile

(1)	Mr. Lockhart’s base salary is £180,000 and was converted to US dollars above using the exchange ratio of £1 to US$ 1.54531.

The base salaries of our NEOs are reviewed on an annual basis and our Compensation Committee intends to make adjustments to reflect performance-based factors as well as competitive conditions.

Mr. Ashby was appointed our Executive Vice President and Chief Financial Officer by the Board on March 5, 2011, and his base salary was set near the 50th percentile of Chief Financial Officers in our 2011 Peer Group.

On April 18, 2011, we hired Mr. Lockhart, who is based in the United Kingdom, to spearhead our international sales and marketing efforts as we build local presence in key international markets. We sought out a senior leader of exceptional depth, agility and experience and had to provide him with a package that was attractive and commensurate with his experience at a former, larger employer.

On April 19, 2011, our Compensation Committee approved a 2.75% base salary increase for Mr. Weingarth to reward for the smooth and quick integration of Occam Networks.

Messrs. Banta and Pope received base salary increases of 2.52% on the same date in 2011, so that their total compensation packages were brought closer to the 50th percentile of those in similar executive positions in our

2011 Peer Group; Ms. Brannon resigned her employment effective March 4, 2011. We do not apply specific formulas to determine increases, though we will seek to maintain at the 50th percentile of our peer group of companies as we mature as a company.

Cash Bonuses

During 2011, we maintained a management bonus plan in which our NEOs, other than Mr. Russo, participated. Mr. Russo is not eligible for a bonus under our management bonus plan but instead is primarily compensated through the grant of equity awards. The management bonus plan provides for a bonus pool to be funded based upon the achievement of three equally weighted corporate performance goals, including revenue, pro-forma gross margin and pro-forma net profit. Pro-Forma gross margin for the purposes of the management bonus plan is calculated by dividing pro-forma gross profit by revenue. Pro-forma gross profit is calculated by taking gross profit on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis and excluding non-cash stock-based compensation and amortization of acquisition-related intangible assets included in the cost of revenue and dividing that by revenue. Pro-forma net profit for the purposes of the management bonus plan is calculated by taking net income on a GAAP basis and excluding non-cash stock-based compensation, amortization of acquisition-related intangible assets, non-cash and non-recurring changes in the fair market value of preferred stock warrants and preferred stock dividends, non-recurring acquisition-related costs, and accrued bonus expense that was not included in our 2011 performance goals.

These performance metrics were selected because the Compensation Committee believes that revenue-oriented targets continue to be a key measure of superior operational performance at this stage of our development. In addition, the gross margin and net profit components mitigate risks of revenue generation activities at the expense of achieving budgeted profitability.

At the beginning of 2011, our Compensation Committee established a threshold and target level for each of the corporate goals. In order for the bonus pool to be funded, the pro-forma net profit goal had to be achieved at the threshold level. However, our Compensation Committee retained discretion to increase bonuses in the event of exceptional performance. The table below sets forth the threshold and target level for each of the corporate performance goals.

Corporate Performance Goal	Weighting	Achievement	Threshold	Target
Revenue ($’000)	33.33%	$344,669	$405,700	$429,000
Pro-Forma Gross Margin	33.33%	43.7%	N/A	43.2%
Pro-Forma Net Profit ($’000)	33.33%	$18,832	$38,500	$48,000

In connection with the management bonus plan, our Compensation Committee establishes target bonus opportunities for each of our NEOs, other than Mr. Russo, as a percentage of base salary. In 2011, after its review of target bonus levels at our 2011 Peer Group, our Compensation Committee kept the target bonus opportunities set forth in the table below for each of our NEOs at the same level as 2010.

Named Executive Officer	Target Bonus Opportunity as a Percentage of Base Salary
Carl Russo (1)	—
Roger Weingarth	50%
Michael Ashby	50%
Andy Lockhart	32%
Tony Banta	40%
Kevin Pope	40%
Kelyn Brannon	50%

(1)	Mr. Russo is not eligible for a bonus under our management bonus plan and is instead primarily compensated through the grant of equity awards.

Even though our Compensation Committee has established target bonus opportunities for each of the NEOs, other than Mr. Russo, our Compensation Committee has retained complete discretion to adjust the bonus paid to each individual up or down based upon its assessment of individual performance. Mr. Russo provides input to the Compensation Committee in connection with the determination of individual performance for NEOs other than himself.

In January 2012, our Compensation Committee determined that the actual performance against the corporate goals under our management bonus plan was as follows:

Corporate Performance Goal	Weighting	Achievement as a Percent of Target	Bonus Pool Funding
Revenue	33.33%	80.3%	0%
Pro-Forma Gross Margin	33.33%	101.2%	0%
Pro-Forma Net Profit	33.33%	39.2%	0%
Total			0%

Payments under the plan are triggered by the Company meeting a pro-forma net profit target. Since the pro-forma net profit goal was not achieved, the Compensation Committee did not award any bonuses in 2011.

On February 23, 2012, the Compensation Committee adopted a new 2012 management bonus plan, that is similar to the 2011 management bonus plan, except that the Compensation Committee amended the weighting of our corporate performance goals to reflect a renewed focus on revenue growth, where revenue is weighted more heavily at 50% and pro-forma gross margin and pro-forma net profit are both weighted at 25% each. As with the prior plan, no payments can be made unless the Company meets the initial pro-forma net profit target. In order to encourage consistent financial performance for each quarter and the year, the Compensation Committee has introduced a consistency multiplier applicable only to the management bonus plan whereby for any one quarter where the revenue, gross margin and net profit thresholds are not met, the management bonus payout decreases by 50%.

Sales Commissions

Mr. Lockhart , as a sales executive, is entitled to participate in our Global Incentive Compensation Plan. Payouts under the Global Incentive Compensation Plan include sales commissions, special incentive bonuses and Management by Objective (“MBO”) bonuses, as established by Calix’s CEO in consultation with our CFO and COO. Most sales commissions, special incentive bonuses and MBO bonuses are paid quarterly, based on the employee’s performance against a volume (quota) goal, or achievement of certain performance criteria (special incentive or MBO). Mr. Lockhart’s target sales commission is 56% of his base salary. This is consistent with the standard practice in the market and at our peer group companies for these executives.

Equity-Based Incentives

We believe that strong long-term corporate performance is achieved with a corporate culture that encourages long-term performance by our NEOs through the use of stock-based awards. Our equity incentive plans have been established to provide our NEOs with incentives to help align their interests with the interests of our stockholders.

Our equity incentive plans have provided the principal method for our NEOs to acquire equity or equity-linked interests in the Company. The Board grants equity awards to key executives in order to enable them to participate in the long-term appreciation of our stock value, while reducing or eliminating the economic benefit of such awards in the event we do not perform well. Additionally, our equity awards provide an important retention tool for our NEOs, as they are in almost all cases subject to vesting over an extended period of time.

Generally, we provide annual grants of stock options to our NEOs, including our CEO (who for fiscal year 2011, was primarily compensated through equity awards), under our 2010 Equity Incentive Award Plan. Most key employees, including our NEOs, receive a new hire option grant that vests over a four-year period, with 25% vesting after the first twelve months of service and the remainder vesting ratably each month thereafter over the next three years. Subsequent stock option grants may be granted at the discretion of the Compensation Committee, in recognition of a promotion or extraordinary performance, and vest ratably each month over a four year period subject to continued service through each vesting date. All options are granted with an exercise price equal to the closing price of our common stock on the date of grant.

The size and terms of the initial option grant made to each new NEO upon joining our company is primarily based on competitive conditions applicable to the NEO’s specific position and the value of unvested equity the executive is leaving at his or her prior company. In addition, we consider the number of shares of our common stock underlying options granted to other executives in comparable positions within our company. Mr. Ashby received an option to purchase 200,000 shares of common stock as part of his commencement of employment as Chief Financial Officer on March 21, 2011. Mr. Lockhart received an option to purchase 250,000 shares of common stock on May 16, 2012.

For other option grants to our NEOs, our Compensation Committee gets input from our Chief Executive Officer, except with respect to himself, and makes recommendations to the Board. We use a number of methodologies to make external comparisons to aggregate data from companies that participated in the third-party surveys reviewed by our Compensation Committee when we set the number of shares of our common stock underlying options to be granted to each NEO, primarily using data from Radford. We expect that the annual performance equity awards we make to our NEOs will be driven by our sustained performance over time, our executive officers’ ability to impact results that drive stockholder value, and competitive equity award levels for similar positions and organization levels in comparable companies. Equity forms a key part of the overall compensation for each NEO and will be considered each year as part of the annual performance review process and incentive payout calculation.

On July 19, 2011, the Compensation Committee granted restricted stock awards (“RSAs”) to Messrs. Weingarth, Banta and Pope, the number of which were determined after review of the performance of each of our NEOs and the 50th percentile annual equity grant values provided by our 2011 peer group for executives in similar positions. Mr. Weingarth was granted 90,000 RSAs, and Messrs. Banta and Pope were granted 40,000 RSAs each which vest in equal installments on each of the first four anniversaries of the date of grant. Mr. Weingarth received a grant approximately 29% above the 50th percentile for executives in similar positions in our 2011 peer group in light of his significant contributions to the smooth transition with the Occam acquisition and continued focus on our profit margins. Messrs. Banta and Pope received grants approximately 14% above the 50th percentile for executives in similar positions in our 2011 peer group in light of their lower base salaries’ position to our 2011 peer group.

On February 24, 2011, upon recommendation of our Compensation Committee, the Board granted Mr. Russo an option to purchase 100,000 shares of our common stock in light of Mr. Russo’s performance in 2010. The size of Mr. Russo’s option grant was determined based upon the value of total target cash compensation awarded to chief executive officers at our 2010 peer group of companies at the 50th percentile. Our Compensation Committee used target cash compensation to determine the size of Mr. Russo’s stock option since Mr. Russo’s cash compensation, which is limited to a $52,000 base salary, is far below the target cash compensation awarded to chief executive officers at our 2010 peer group. Mr. Russo’s stock option vests in 48 equal monthly installments measured from the date of grant.

On February 23, 2012, the Compensation Committee adopted a new 2012 long-term incentive program under our 2010 Equity Incentive Award Plan and changed the form of equity incentives from stock options, or restricted stock units to both stock options and performance shares in order to retain key executives, facilitate executive stock ownership, and align executives with shareholder interests through the relative performance of our stock (relative total shareholder return or TSR) against our 2012 financial peer group. We expect that the annual performance shares awarded will drive our NEOs towards maximizing sustained stock price performance against our financial plan peer group. Under the 2012 long-term incentive program, none of the performance shares will vest if Calix’s TSR is below the 30th percentile of our financial peer group for both the two-year and three-year vesting periods. In addition, the performance shares may vest at up to 200% of the target shares if Calix’s TSR is above the 90th percentile of our financial peer group. Where Calix’s TSR is negative, the maximum payout of performance shares will be limited to 100% of target, even if Calix’s TSR is above that of our financial peer group.

Termination-Based and Change in Control-Based Compensation

Our Compensation Committee has customarily awarded change in control-based compensation when it determined that such compensation was necessary in order to provide security to our NEOs in the event of a proposed change in control of our company. RSUs granted to NEOs under our stock option exchange in September 2009 and Mr. Russo’s grant of 1,120,000 RSUs in December 2009 is subject to full accelerated vesting in the event of a change in control of our company. Our Compensation Committee determined that such full accelerated vesting was appropriate in light of the significant vesting that had occurred with respect to stock options exchanged for RSUs in September 2009 and, with respect to Mr. Russo’s December 2009 RSU grant, based upon Mr. Russo’s long service to our company and limited base salary. Mr. Russo’s December 2009 RSU grant is also subject to full accelerated vesting in the event Mr. Russo’s employment with us is terminated without cause.

In July 2010, after reviewing the change in control and severance arrangements provided by our 2010 peer group companies and the individual arrangements negotiated by certain of our NEOs in connection with their commencement of employment, our Compensation Committee adopted the Calix, Inc. Change in Control and Severance Plan or CIC SP that provides standardized change in control and severance benefits to our NEOs. Under the CICSP, in the event an eligible NEO’s employment with us is terminated by us without cause or by the NEO for good cause he or she is eligible for cash severance payments of twelve months’ base salary and target bonus in the case of Messrs. Russo, Ashby, Weingarth and Ms. Brannon, and six months’ base salary and target bonus in the case of Messrs. Lockhart, Banta and Pope to be paid in a cash lump sum. The CICSP also provides for the continuation of health benefits, paid by the company, for twelve months in the case of Messrs. Russo, Ashby and Weingarth and Ms. Brannon, and six months in the case of Messrs. Lockhart, Banta and Pope. In addition, any equity awards held by our NEOs would be accelerated with respect to that number of shares subject to the equity awards that otherwise would have vested had the NEO’s employment continued twelve months in the case of Messrs. Russo, Ashby and Weingarth and Ms. Brannon, and six months in the case of Messrs. Lockhart, Banta and Pope, provided, that if the applicable termination or resignation takes place within 60 days prior to or twelve months after a change in control, the vesting of all equity awards held by the NEO would be fully accelerated. The CICSP also provides for the payment of a pro-rated annual cash bonus for the year of termination to be paid at the same time as bonuses are paid to other executives, subject to the achievement of applicable performance goals. Our NEOs must execute and not revoke during any applicable revocation period a general release of claims against us in order to be eligible for any severance benefits.

Benefits

We provide the following benefits to all domestic employees, including our NEOs:

•	medical, dental and vision insurance;

•	life insurance, accidental death and dismemberment and business travel and accident insurance;

•	employee assistance program;

•	health and dependent care flexible spending accounts;

•	short and long-term disability;

•	401(k) plan;

•	Pension plan for employees in the United Kingdom and certain other countries outside of the US, including Mr. Lockhart; and

•	Health club membership

Perquisites

Our NEOs were not eligible for any further perquisites in 2011.

Tax and Accounting Considerations

Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to our CEO and the three other most highly compensated NEOs (excluding our CFO) employed at the end of the year. While the Board and our Compensation Committee generally consider the financial accounting and tax implications of their executive compensation decisions, neither element has been a material consideration in the compensation awarded to our NEOs historically. Our Compensation Committee, where it determines reasonably practicable, will seek to qualify most variable compensation paid to our NEOs for an exemption from the deductibility limitations of Section 162(m). However, to maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, The Compensation Committee will not limit amounts paid to those that qualify for tax deductibility.

Section 280G of the Internal Revenue Code of 1986

Section 280G of the Code disallows a company’s tax deduction for what are defined as “excess parachute payments” and Section 4999 of the Code imposes a 20% excise tax on any person who receives excess parachute payments. Our NEOs do not have any tax gross-up payments in the event their payments become subject to this excise tax. The Compensation Committee will take into account the implications of Section 280G in determining potential payments to be made to our executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible under Section 280G.

Section 409A of the Internal Revenue Code of 1986

Section 409A of the Internal Revenue Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. As a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code. The Compensation Committee will take into account the implications of Section 409A in determining the form and timing of compensation awarded to our executives and will strive to structure any nonqualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table for 2009, 2010 and 2011

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during 2009, 2010 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compen- sation ($) (3)	All Other Compen- sation ($) (4)	Total ($)
Carl Russo	2011	$52,000	$—	$—	$1,033,830	$—	$—	$1,085,830
President and Chief Executive Officer	2010	52,000	—	—	—	—	—	52,000
	2009	52,000	—	13,807,389	—	—	—	13,859,389

Michael Ashby	2011	231,538	—	—	1,974,480	—	—	2,206,018
Executive Vice President and Chief Financial Officer

Roger Weingarth	2011	311,462	—	1,950,300	—	—	6,169	2,267,931
Executive Vice President and Chief Operating Officer	2010	305,000	170,000	976,500	—	—	—	1,451,500
	2009	255,000	150,000	566,718	—	—	4,410	976,128

Andy Lockhart (5)	2011	196,135	38,633	—	2,858,000	132,473	6,259	3,231,500
Senior Vice President, International Sales and Marketing

Kevin Pope	2011	254,846	—	866,800	—	—	—	1,121,646
Senior Vice President, Product Development	2010	250,000	100,000	325,500	—	—	—	675,500
	2009	235,577	100,000	339,839	—	—	—	675,416

Tony Banta	2011	254,846	—	866,800	—	—	—	1,121,646
Senior Vice President, Manufacturing Operations	2010	250,000	100,000	1,168,500	—	—	—	1,518,500
	2009	200,000	50,000	340,192	—	—	—	590,192

Kelyn Brannon (6)	2011	51,519	—	2,098,750	—	—	451,837	2,602,106
Former Executive Vice President and Chief Financial Officer	2010	285,000	141,200	651,000	—	—	—	1,077,200
	2009	215,000	125,417	869,886	—	—	57,907	1,268,210

(1)

Amounts reported for 2011 reflect the grant date fair value of RSAs granted, calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts reported for Ms. Brannon in 2011 represent the fair value of RSUs held by

Ms. Brannon, the vesting of which accelerated subsequent to Ms. Brannon’s termination from the Company effective March 4, 2011. Amounts reported for 2009 reflect the incremental fair value of RSUs received in exchange for cancelled options and the grant date fair value of RSUs granted, calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions made in the valuations reflected in this column, see Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(2)	Amounts reported for 2011 represent the grant date fair value for stock options granted, calculated in accordance with ASC Topic 718 and exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions made in the valuations reflected in this column, see Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(3)	Amounts reported for 2011 represent commissions earned through Mr. Lockhart’s commission plan.

(4)	Amounts reported for 2011 includes contributions we made pursuant to our 401(k) Plan for Mr. Weingarth and Ms. Brannon, in addition to cash severance payments of $427,500 made to Ms. Brannon upon her resignation from the Company effective March 4, 2011.

(5)	Amounts shown for Mr. Lockhart’s salary, bonus, non-equity incentive plan compensation and all other compensation were converted to US dollars using an exchange ratio of £1 to US$ 1.54531

(6)	Ms. Brannon resigned from the Company effective March 4, 2011.

Grants of Plan-Based Awards in 2011

The following table lists grants of plan-based awards to or awards exchanged with our NEOs in 2011 and their related fair value.

		Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards (1)			Equity Grants
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Carl Russo	2/24/2011	—	—	—	—	100,000	$19.75	$1,033,830
Michael Ashby	3/21/2011	119,000	140,000	140,000	—	200,000	18.86	1,974,480
Kelyn Brannon	—	121,125	142,500	142,500	—	—	—	—
Roger Weingarth	7/19/2011	133,195	156,700	156,700	90,000	—	—	1,950,300
Andy Lockhart (5)	5/16/2011	75,659	89,010	89,010	—	250,000	21.99	2,858,000
Kevin Pope	7/19/2011	87,142	102,520	102,520	40,000	—	—	866,800
Tony Banta	7/19/2011	87,142	102,520	102,520	40,000	—	—	866,800

(1)	These amounts represent possible awards payable under out 2011 Management Bonus Program. The threshold amounts represent the potential payouts if both business performance and individual performance are below target levels. The target amounts represent the potential payouts if both business performance and individual performance are at target levels and the maximum amounts represent the maximum potential payouts under the 2011 Management Bonus Plan.

(2)	Constitutes grants of RSAs which vest in equal installments on July 20, 2012, 2013, 2014 and 2015.

(3)	Mr. Russo’s option grant vests on a monthly basis over a four-year period; Mr. Ashby’s and Mr. Lockhart’s grants vest over a four-year period with a one-year cliff and monthly thereafter.

(4)	Amounts reflect the grant date fair value calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service based vesting conditions. For a discussion of the assumptions made in the valuations reflected in this column, see Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(5)	Amounts shown for Mr. Lockhart were converted to US$ using the exchange ratio of £1 to US$ 1.54531.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Michael Ashby

In connection with Mr. Ashby’s appointment as Executive Vice President and Chief Financial Officer, the Board entered into an offer letter with Mr. Ashby, effective March 7, 2011. For his services as Executive Vice President and Chief Financial Officer, Mr. Ashby will be entitled to the following:

•	Annual base salary of $280,000;

•	A 2011 bonus targeted at 50% of base salary based on meeting certain objectives and funding approved by the Compensation Committee; and

•

An option to purchase 200,000 shares of the Company’s common stock subject to the terms of the Calix, Inc. 2010 Equity Incentive Award Plan, with an exercise price equal to the closing trading price of the Company common stock on the date of grant. The options will vest at a rate of 25% on the one year anniversary of the employment date, with the remainder of the shares vesting monthly thereafter in equal installments over the next 36 months during the period Mr. Ashby remains continuously employed with the Company.

Mr. Ashby is also entitled to the same benefits provided to all employees of the Company.

Kelyn Brannon

On March 7, 2011, we entered into a Separation Agreement and General Release of All Claims with Ms. Brannon under which Ms. Brannon’s employment with the Company terminated effective March 4, 2011. Under the Separation Agreement, Ms. Brannon received compensation and benefits from us that are consistent with the terms of the CIC SP, including the following:

•	a lump sum cash payment in the amount of $568,700, comprising twelve months of Ms. Brannon’s base salary as of the Separation Date plus Ms. Brannon’s 2010 and 2011 target bonus opportunities;

•

accelerated vesting of 115,000 RSUs on March 14, 2011, having a value of $2,098,750, based upon the closing trading price of Calix common stock of $18.25 on that date; the number of RSUs accelerated constituted 12 months accelerated vesting of Ms. Brannon’s unvested equity awards; and

•	continuation of Ms. Brannon’s health coverage (medical, dental and vision) for twelve months having a value of approximately $22,056.

The Separation Agreement included certain nondisclosure and nondisparagement provisions as well as a general release of all claims against the Company as a condition to Ms. Brannon receiving any of the benefits of the Separation Agreement.

Outstanding Equity Awards at December 31, 2011

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2011.

	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested as of December 31, 2011 ($) (3)
Carl Russo	02/24/11	20,833	79,167	$19.75	2/24/2021		—	$—
		—	—	—	—	12/23/09	560,000	3,623,200

Michael Ashby	10/13/09	4,666	—	6.80	10/13/2019		—	—
	10/19/10	5,000	—	12.77	10/19/2020		—	—
	03/21/11	—	200,000	18.86	3/21/2021		—	—

Kelyn Brannon		—	—	—	—		—	—

Roger Weingarth	10/15/03	160	—	0.66	10/15/2013		—	—
		—	—	—	—	07/20/10	67,500	436,725
		—	—	—	—	07/19/11	90,000	582,300

Kevin Pope		—	—	—	—	07/20/10	22,500	145,575
		—	—	—	—	07/19/11	40,000	258,800

Tony Banta		—	—	—	—	04/22/10	45,000	291,150
		—	—	—	—	07/20/10	22,500	145,575
		—	—	—	—	07/19/11	40,000	258,800

Andy Lockhart	05/16/11	—	250,000	21.99	5/16/2021		—	—

(1)	Mr. Russo’s option grant vests on a monthly basis over a four-year period; Mr. Ashby’s and Mr. Lockhart’s grants vest over a four-year period with a one-year cliff and monthly thereafter.

(2)	Represents grants of RSUs or RSAs, which vest in equal annual installments over a four-year period.

(3)	Amounts calculated using a per share fair market value as of December 30, 2011 of $6.47, which was the closing trading price of a share of our common stock on that date.

Option Exercises and Stock Vested in 2011

The following table shows information regarding the exercise of stock options and the vesting of restricted stock units during the year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Carl Russo	—	—	609,066	$8,763,031
Michael Ashby	—	—	55,932	1,167,705
Kelyn Brannon	—	—	115,000	2,209,150
Roger Weingarth	26,917	451,056	102,832	2,205,073
Andy Lockhart	—	—	—	—
Kevin Pope	—	—	67,500	1,445,325
Tony Banta	—	—	55,770	1,160,938

Pension Benefits

None of our NEOs participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

Mr. Lockhart, who is based in London, is the only NEO eligible to voluntarily defer base salary into a non-qualified deferred compensation plan. The Scottish Widows Pension Plan is qualified under tax laws in the United Kingdom and offered to all our employees in the United Kingdom, where our United Kingdom employees may defer some or all of their base salary. It is a common benefit arrangement for employees in the United Kingdom.

Deferral elections may be made or changed at any time during the year and are part of overall tax planning for many executives in the United Kingdom. There are various mutual funds available, including a default option which is the State Street Global Advisors’ Global Equity (50:50) Index Fund. In the risk reduction phase, assets are switched to the Scottish Widows Pension Protector and Cash Funds. This arrangement was implemented by Calix in the UK with advice from Aon Hewitt. All investment choices are made by the participant. The value of the pension account will rise and fall in line with changes in the unit prices of the selected funds. Employees in the United Kingdom pay contributions and Calix matches those contributions up to a maximum of 6% of base pay.

Benefits can be taken from the plan upon retirement, which is defined as age 55. No early distributions or withdrawals are allowed.

The following table shows the deferred compensation benefits accrued by Mr. Lockhart as of December 31, 2011.

Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year-End ($)
Andy Lockhart (1)(2)	$1,391	$6,259	$230	—	$7,879

(1)	Executive contributions for Mr. Lockhart during 2011 are included in his base salary as reported in the Summary Compensation Table .

(2)	The amounts shown were converted to US dollars using the exchange ratio of £1 to US$1.54531.

Quantification of Termination-Based and Change in Control-Based Payments

Under Mr. Russo’s restricted stock unit agreement, entered into in connection with his grant of 1,120,000 RSUs in December 2009, such grant will fully vest and all restrictions on such shares shall lapse in the event of his termination without cause, as defined in his offer letter agreement. In addition, such grant will fully vest upon a change in control. RSUs granted to NEOs in our 2009 stock option exchange also fully vest upon a change in control. In addition, each of our NEOs is entitled to severance upon a termination without cause or a resignation for good reason under our CICSP. See the section above entitled “—Executive Compensation—Termination—Based and Change in Control-Based Compensation” for more information regarding the benefits provided under our CICSP.

In the event that a change in control had occurred on December 31, 2011, Mr. Russo would have been entitled to the accelerated vesting of 560,000 RSUs having a value of $3,623,200 based on the closing trading price of our common stock as of December 30, 2011.

Except with respect to Ms. Brannon, for whom the amounts and values listed below reflect actual payments made and values calculated in connection with Ms. Brannon’s resignation from the Company on March 4, 2011, the table below sets forth the benefits payable to each of our NEOs upon a change in control or a termination of employment without cause or resignation for good reason apart from or in connection with a change in control if our NEO’s employment had terminated on December 31, 2011 or a change in control was consummated on December 31, 2011 as a result of each of the termination scenarios described below, taking into account the named executive’s compensation as of that date.

Executive Benefits and Payments upon Termination	Voluntary Resignation Not for Good Reason; or Termination by Company For Cause ($)	Voluntary Resignation for Good Reason; Involuntary Termination in connection with or following Change in Control; or Involuntary Termination for Reasons other than Cause, Death or Disability ($)
Carl Russo
Base Salary	—	$52,000
Highest Target Bonus	—	—
Value of Accelerated Equity Awards	—	3,623,200
Health Care Premiums/ Contributions	—	22,819

Total	—	$3,698,019

Roger Weingarth
Base Salary	—	$313,400
Highest Target Bonus	—	156,700
Value of Accelerated Equity Awards	—	1,019,025
Health Care Premiums/ Contributions	—	14,778

Total	—	$1,503,903

Michael Ashby
Base Salary	—	$280,000
Highest Target Bonus	—	140,000
Value of Accelerated Equity Awards	—	—
Health Care Premiums/ Contributions	—	23,499

Total	—	$443,499

Andy Lockhart
Base Salary	—	$278,156
Highest Target Bonus	—	89,010
Value of Accelerated Equity Awards	—	—
Health Care Premiums/ Contributions	—	4,571

Total	—	$371,737

Kevin Pope
Base Salary	—	$256,300
Highest Target Bonus	—	102,520
Value of Accelerated Equity Awards	—	404,375
Health Care Premiums/ Contributions	—	9,818

Total	—	$773,013

Tony Banta
Base Salary	—	$256,300
Highest Target Bonus	—	102,520
Value of Accelerated Equity Awards	—	695,525
Health Care Premiums/ Contributions	—	12,150

Total	—	$1,066,495

Kelyn Brannon
Base Salary	—	$285,000
Highest Target Bonus	—	283,700
Value of Accelerated Equity Awards	—	2,098,750
401(k) Contribution		2,281
Health Care Premiums/ Contributions	—	22,056

Total	—	$2,691,787

Base Salary amounts represent twelve months of base salary for the CEO or Executive Vice President and six months of base salary for Senior Vice Presidents.

Target Bonus amounts represent twelve months of target bonus opportunity for the CEO or Executive Vice President and six months of target bonus opportunity for Senior Vice Presidents. In the event of a “change in control,” such amount would be pro-rated for the number of days employed during the fiscal year.

Value of Accelerated Equity Awards amounts calculated based on the aggregate fair market value of the common stock subject to RSUs outstanding as of December 30, 2011, which value was based on a closing trading price of $6.47 per share.

Health Care Premium amounts represent twelve months of premiums for continued healthcare coverage for the CEO or Executive Vice President and six months of continued healthcare coverage for Senior Vice Presidents.

The amounts shown for Mr. Lockhart were converted to US dollars using an exchange ratio of £1 to US$ 1.54531.

In connection with Ms. Brannon’s separation from Calix on March 4, 2011, she received twelve months of base salary, plus her 2010 and 2011 target bonus opportunities. The value of Ms. Brannon’s accelerated equity award amounts of $2,098,750 included accelerated vesting of 115,000 RSUs on March 14, 2011, which comprised 12 months accelerated vesting of Ms. Brannon’s unvested equity awards, and was based on the closing trading price of Calix common stock of $18.25 on that date.

Separation Agreement

On March 7, 2011, we entered into a Separation Agreement and General Release of All Claims with Ms. Brannon; the details of which are set forth in the Section above titled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Limitation of Liability and Indemnification

Calix’s amended and restated certificate of incorporation contains provisions that limit the liability of Calix’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, Calix’s directors will not be personally liable to Calix or Calix’s stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to Calix or Calix’s stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Calix’s amended and restated certificate of incorporation and amended and restated bylaws provide that Calix is required to indemnify Calix’s directors and officers, in each case to the fullest extent permitted by Delaware law. Calix’s amended and restated bylaws also provide that Calix is obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit Calix to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether Calix would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Calix has entered into and expects to continue to enter into agreements to indemnify Calix’s directors, executive officers and other employees as determined by the Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. Calix believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Calix also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in Calix’s amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against Calix’s directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Calix’s directors and officers, even though an action, if successful, might benefit Calix and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that Calix pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Calix’s directors, officers and controlling persons under the above provisions, or otherwise, Calix has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of Calix’s directors, officers or employees for which indemnification is sought, and Calix is not aware of any threatened litigation that may result in claims for indemnification.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2011, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Restricted Stock Units (a)		Weighted- Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity Compensation Plans Approved by Stockholders (1)	3,435,215	(2)	$15.83	5,297,340	(3)
Equity Compensation Plans Not Approved by Stockholders	—		—	—
Total	3,435,215		$15.83	5,297,340

(1)	Includes the Company’s 1997 Long-Term and Incentive Stock Option Plan, 2000 Stock Plan, 2002 Stock Plan and 2010 Equity Incentive Award Plan. Also includes the Company’s 2000 Stock Incentive Plan and 2006 Equity Incentive Plan assumed through the Company’s acquisition of Occam on February 22, 2011.

(2)	Includes 1,774,543 shares of common stock subject to Restricted Stock Units that will entitle each holder the issuance of one share of common stock for each unit and 1,660,672 shares of common stock subject to stock options. The weighted average exercise price of outstanding options excludes Restricted Stock Units, which do not have an exercise price.

(3)	Includes 578,596 shares available for future issuance under the Employee Stock Purchase Plan.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Calix specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The compensation committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee of the Board recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Michael Flynn, Chair Don Listwin Thomas Pardun

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Calix specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with Calix management and Ernst & Young LLP the audited consolidated financial statements of Calix contained in the Calix Annual Report on Form 10-K for the year ended December 31, 2011. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP’s its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Calix’s Annual Report on Form 10-K for its year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Audit Committee
Michael Everett, Chair Adam Grosser Michael Matthews

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Indemnification Agreements

Calix entered into indemnification agreements with each of its current directors, officers and some employees in connection with the Company’s initial public offering in March 2010. See the section titled “Compensation Discussion and Analysis—Limitation of Liability and Indemnification” elsewhere in this Proxy Statement.

Appointment of Director in Connection with Occam Acquisition

Thomas Pardun, who is currently a director of Calix, was appointed to the Board on February 22, 2011 pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of September 16, 2010, by and among Calix, Ocean Sub I, Inc., a direct, wholly owned subsidiary of Calix, Ocean Sub II, LLC, a second direct, wholly owned subsidiary of Calix, and Occam, whereby Calix completed its acquisition of Occam on February 22, 2011. Mr. Pardun filled the vacancy on the Board created by the previous resignation of Michael Marks, a former director of Calix.

Other than as described above under this section titled “Certain Relationships and Related Transactions,” in the last fiscal year, Calix has not entered into any transactions, nor are there any currently proposed transactions, between Calix and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. Calix believes the terms of the transactions described above were comparable to terms Calix could have obtained in arm’s length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

Calix’s Board and audit committee have adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions that may be deemed “related person transactions” under the rules of the SEC. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which Calix was or is to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by Calix of a related person. For purposes of the policy, a “related person” is a director, officer, or greater than 5% beneficial owner of Calix’s stock and their immediate family members.

Calix recognizes that related person transactions can present potential or actual conflicts of interest or create the appearance of a conflict of interest. Management presents to the audit committee of the Board each proposed related person transaction, including all relevant facts and circumstances, and the audit committee of the Board reviews the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, takes into account the conflicts of interest and corporate opportunity provisions of Calix’s code of business conduct and ethics, and either approves or disapproves the related person transaction. Any related person transaction may be consummated and shall continue only if the

Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. No director may participate in approval of a related person transaction for which he or she is a related person. As required under rules issued by the SEC, transactions that are determined to be directly or indirectly material to Calix or a related person are or will be disclosed in Calix’s proxy statements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Calix stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Calix, Inc., 1035 N. McDowell Boulevard, Petaluma, California 94954 or (3) contact our Investor Relations department by telephone at (415) 445-3232. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Calix will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment.

ANNUAL REPORTS

The fiscal year 2011 Annual Report to Stockholders, including our 2011 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), will be mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability can access this Proxy Statement and our fiscal year 2011 Annual Report at http://www.proxyvote.com.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Calix stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Investor Relations, Calix, Inc., 1035 N. McDowell Boulevard, Petaluma, California 94954.

By Order of the Board of Directors

Michael Ashby

Chief Financial Officer and Secretary

April 9, 2012

EXHIBIT A

CALIX, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(EFFECTIVE AS OF [                    ], 2012)

i

CALIX, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(Effective as of [                    ], 2012)

Section 1. Establishment of the Plan.

The Calix, Inc. Amended and Restated Employee Stock Purchase Plan, as may be amended from time to time (the “Plan”), which amends and restates in its entirety the Calix, Inc. Employee Stock Purchase Plan effective as of July 20, 2010, provides Eligible Employees with an opportunity to purchase the Company’s common stock so that they may increase their proprietary interest in the success of the Company. The Plan, which provides for the purchase of stock through payroll withholding, is intended to qualify under Section 423 of the Code.

Section 2. Definitions.

(a) “Board of Directors” or “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Company” means Calix, Inc., a Delaware corporation.

(d) “Company Affiliate” means any company which is either the parent corporation of the Company (as determined in accordance with Section 424 of the Code) or a Subsidiary.

(e) “Compensation” means the cash remuneration paid to a Participant during a Purchase Period that is reported on Form W-2 for federal income tax purposes (including salary deferrals to the Company’s 401(k) retirement savings plan and contributions to any Code Section 125 plan adopted by the Company). Compensation shall include incentive compensation, commissions, profit sharing payments and bonuses. Notwithstanding the foregoing, Compensation shall exclude overtime and shift differential payments and any special payments (e.g., moving or auto allowances, educational reimbursements, welfare benefits, amounts realized from the exercise, sale exchange or other disposition of any stock option and premiums for life and disability insurance).

(f) “Date of Exercise” means the last trading day of each Purchase Period.

(g) “Eligible Employee” means any Employee of a Participating Company (i) who is customarily employed for at least twenty (20) hours per week, (ii) who is customarily employed for more than five (5) months per calendar year, and (iii) who is an Employee at the commencement of a Purchase Period.

In the event an Eligible Employee fails to remain in the continuous employ of a Participating Company customarily for at least twenty (20) hours per week during a Purchase Period, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her; provided that a Participant who goes on an unpaid leave of absence shall be permitted to remain in the Plan during such leave of absence. Notwithstanding the preceding sentence, if such Participant is not guaranteed reemployment by contract or statute and the leave of absence extends beyond ninety (90) days, such Participant shall be deemed to have terminated employment for purposes of the Plan on the ninety-first (91st) day of such leave of absence. Payroll deductions for a Participant who has been on an unpaid leave of absence will resume at the same rate as in effect prior to such leave upon return to work unless changed by such Participant.

(h) “Employee” means any person who renders services to a Participating Company in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any Board member of a Participating Company who does not render services to the Participating Company in the status of an employee within the meaning of Code Section 3401(c).

(i) “Fair Market Value” shall mean, as of any given date, the value of a share of Stock determined as follows:

(A) If the Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;

(B) If the Stock is not listed on an established stock exchange or national market system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

(C) If the Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Plan Administrator in good faith.

(j) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 5 hereof.

(k) “Participating Company” means the Company and such present or future Subsidiaries of the Company as the Board of Directors shall from time to time designate.

(l) “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(m) “Plan Administrator” means the committee appointed by the Board to administer the Plan pursuant to Section 4.

(n) “Purchase Period” shall mean the six-month period commencing on June 1, 2012 and the six month periods commencing on each December 1st and each June 1st thereafter. The duration and timing of Purchase Periods may be changed by the Plan Administrator, in its sole discretion. In no event may a Purchase Period exceed twenty-seven (27) months in length.

(o) “Purchase Price” means the price at which Participants may purchase Stock under Section 8 of the Plan, as determined pursuant to Section 6.

(p) “Stock” means the common stock, par value $0.025, of the Company.

(q) “Stock Administrator” means the Company’s Stock Administration Department or such other person(s) as may be retained by the Company to perform or otherwise be delegated some or all of the duties of the Stock Administrator under this Plan.

(r) “Subsidiary” means a subsidiary corporation as defined in Section 424(f) of the Code.

Section 3. Shares Authorized.

The maximum aggregate number of shares which may be issued under the Plan shall be 4,300,000 shares of Stock (subject to adjustment as provided in Section 12 hereof), which may be either authorized but unissued Stock or reacquired Stock, including shares of Stock purchased on the open market.

Section 4. Administration.

(a) Except as otherwise provided herein, the Plan shall be administered by the Board or by a committee (the “Plan Administrator”) appointed by the Board of Directors which shall consist of not less than two members of the Board. References in this Plan to the “Plan Administrator” shall mean the Board if no Plan Administrator has been appointed. The interpretation and construction by the Plan Administrator of any provision of the Plan or of any right to purchase stock qualified hereunder shall be conclusive and binding on all persons.

(b) No member of the Board or the Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan or the right to purchase Stock hereunder. The Plan Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which it may be a party by reason of any action taken or failure to act under or in connection with the Plan or any stock purchased thereunder, and against all amounts paid by it in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by it in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Plan Administrator is liable for negligence or misconduct in the performance of its duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, the Plan Administrator shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

(c) All costs and expenses incurred in administering the Plan shall be paid by the Company. The Board or the Plan Administrator may request advice for assistance or employ such other persons as are necessary for proper administration of the Plan.

(d) At the discretion of the Plan Administrator, the Stock Administrator or such persons providing advice or assistance pursuant to Section 4(c), any elections, submission or filings made under the Plan by Eligible Employees and/or any statements or notices provided under the Plan to Eligible Employees in each case may be made electronically or through such “paperless” means as the Plan Administrator, the Stock Administrator or such persons may determine appropriate.

Section 5. Eligibility and Participation.

(a) Any person who qualifies or will qualify as an Eligible Employee on the first day of a Purchase Period may elect to participate in the Plan for such Purchase Period. An Eligible Employee may elect to participate by submitting the prescribed enrollment form. The enrollment form shall be filed with the Stock Administrator no later than the filing deadline imposed and communicated to Eligible Employees with respect to the Purchase Period for which such enrollment form is intended to be effective by the Stock Administrator, and if none is so imposed and/or communicated, then no later than five (5) days before the Purchase Period for which such enrollment form is intended to be effective. The Eligible Employee shall designate on the enrollment form the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Stock, which may be any whole percentage from 1 to 15% of the Participant’s compensation.

(b) By enrolling in the Plan, a Participant shall be deemed to have been granted an option on the first day of each Purchase Period for which he or she is enrolled to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant’s Compensation which is withheld during the Purchase Period for which the Participation is enrolled. However, with respect to any Purchase Period, no Participant shall be eligible to purchase more than two thousand (2,000) shares of Stock provided that such amount shall not result in the limitations set forth in Section 13 being exceeded. Notwithstanding the foregoing, the Plan Administrator, or a committee appointed by the Plan Administrator, which committee may be comprised solely of employees of the Company, shall have the right to amend the limit set forth in this Section 5(b); provided, however, that in no event shall the limit exceed two thousand (2,000) shares of Stock per Purchase Period or the limitations set forth in Section 13.

(c) Once enrolled, a Participant will continue to participate in the Plan for each succeeding Purchase Period until he or she terminates participation or ceases to qualify as an Eligible Employee. A Participant who withdraws from the Plan in accordance with Section 9 may again become a Participant in a subsequent Purchase Period, if he or she then is an Eligible Employee, by following the procedure described in Section 5(a).

Section 6. Purchase Price.

The Purchase Price for each share of Stock shall be the lesser of (a) eighty-five percent (85%) of the Fair Market Value of such share on the first trading day of an applicable Purchase Period or (b) eighty-five percent (85%) of the Fair Market Value of such share on the Date of Exercise for an applicable Purchase Period.

Section 7. Employee Contributions.

A Participant may purchase shares of Stock solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Section 5(a), shall commence with the first paycheck issued during the Purchase Period and shall be deducted from each subsequent paycheck throughout the Purchase Period; provided, however, that, with respect to a Participant, the Company shall be entitled to discontinue payroll deductions for such Participant during a Purchase Period to the extent that the Company determines that the payroll deductions for such Participant during such Purchase Period will cause the Participant to exceed the limitations set forth in Sections 5 or 13; provided, further, that the Company will recommence payroll deductions for such Participant on the first day of the next Purchase Period to the extent the limitation set forth in Section 13 has not been exceeded. If a Participant desires to decrease the rate of payroll withholding during a Purchase Period, he or she may do so one time during a Purchase Period by submitting the prescribed percentage change form with the Stock Administrator. Such decrease will be effective no later than the first day of the second payroll period which begins following the receipt of the new percentage change form. If a Participant desires to increase or decrease the rate of payroll withholding, he or she may do so effective for the next Purchase Period by submitting a new percentage change form with the Stock Administrator on or before the date imposed and communicated to Eligible Employees by the Stock Administrator, and if none is so imposed and/or communicated, then no later than five (5) days before the Purchase Period for which such change is to be effective.

Section 8. Plan Accounts; Purchase of Shares.

(a) The Company will maintain a Plan Account on its books in the name of each Participant. At the close of each pay period, the amount deducted from the Participant’s Compensation will be credited to the Participant’s Plan Account.

(b) As of each Date of Exercise, the amount then in the Participant’s Plan Account will be divided by the Purchase Price, and the number of whole shares which results (subject to the limitations described in Sections 5(b), 8(c) and 13) shall be purchased from the Company with the funds in the Participant’s Plan Account. The number of shares of Stock so purchased shall be delivered to a brokerage account designated by the Plan Administrator and kept in such account pursuant to the enrollment form (which shall be uniform) between each Participant and the Company and subject to the conditions described therein (which may include, without limitation, restrictions on transferability of the shares of Stock so purchased).

(c) In the event that the aggregate number of shares which all Participants elect to purchase during a Purchase Period shall exceed the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction the numerator of which is the sum of the number of shares the Participant has elected to purchase pursuant to Section 5, and the denominator of which is the sum of the number of shares which all employees have elected to purchase pursuant to Section 5. Any cash amount remaining in the Participant’s Plan Account under these circumstances shall be refunded to the Participant.

(d) Any amount remaining in the Participant’s Plan Account caused by a surplus due to fractional shares after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant shall be carried over in the Participant’s Plan Account for the succeeding Purchase Period, without interest. Any amount remaining in the Participant’s Plan Account caused by anything other than a surplus due to fractional shares shall be refunded to the Participant in cash, without interest.

(e) Unless otherwise determined by the Plan Administrator, As soon as practicable following the end of each Purchase Period, the Company shall deliver to each Participant a Plan Account statement setting forth the amount of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

Section 9. Withdrawal From the Plan.

A Participant may elect to withdraw from participation under the Plan at any time up to seven (7) days prior to the last day of a Purchase Period by submitting the prescribed withdrawal form with the Stock Administrator. As soon as practicable after a withdrawal, payroll deductions shall cease and all amounts credited to the Participant’s Plan Account will be refunded in cash, without interest. A Participant who has withdrawn from the Plan shall not be a Participant in future Purchase Periods, unless he or she again enrolls in accordance with the provisions of Section 5.

Section 10. Effect of Termination of Employment or Death.

(a) Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 9. A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s Account under the Plan in the event of such Participant’s death subsequent to the purchase of shares but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of such Participant’s death prior to the last day of a Purchase Period.

(c) Such designation of beneficiary may be changed by the Participant at any time by submitting the prescribed designation of beneficiary change form with the Stock Administrator. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Section 11. Rights Not Transferable.

The rights or interests of any Participant in the Plan, or in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by will or the laws of descent and distribution, and during the Participant’s lifetime, purchase rights in the Plan shall be exercisable only by the Participant. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by will or the laws of descent and distribution, such act shall be treated as an automatic withdrawal under Section 9.

Section 12. Recapitalization, Etc.

(a) The aggregate number of shares of Stock offered under the Plan, the number and price of shares which any Participant has elected to purchase pursuant to Section 5 and the maximum number of shares which a Participant may elect to purchase under the Plan in any Purchase Period shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares affected without receipt of consideration by the Company.

(b) In the event of a dissolution or liquidation of the Company, this Plan shall terminate, and all amounts which each Participant has paid towards the Purchase Price of Stock hereunder shall be refunded, without interest.

(c) In the event of a sale of all or substantially all of the assets of the Company, an acquisition of the Company or the merger of the Company with or into another corporation, each outstanding Purchase Period shall be assumed or an equivalent Purchase Period substituted by the successor corporation or acquiror or a Parent or Subsidiary of the successor corporation or acquiror. In the event that the successor corporation or acquirer refuses to assume or substitute for the Purchase Period, the Purchase Period shall be shortened by setting a new Date of Exercise (the “New Exercise Date”). The New Exercise Date shall be before the date of the applicable transaction. The Company shall notify each Participant in writing at least five (5) days prior to the New Exercise Date, that the Date of Exercise for the Purchase Period has been changed to the New Exercise Date and that the purchase shall automatically occur on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Purchase Period pursuant to Section 9.

(d) The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation, reorganization or other corporate transaction.

Section 13. Limitation on Stock Ownership.

Notwithstanding any provision herein to the contrary, no Participant shall be permitted to elect to participate in the Plan (i) if such Participant, immediately after his or her election to participate, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Company Affiliate, or (ii) if under the terms of the Plan the rights of the Employee to purchase Stock under this Plan and all other qualified employee stock purchase plans of the Company or its Company Affiliates would accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time. For purposes of this Section, ownership of stock shall be determined by the attribution rules of Section 424(d) of the Code, and Participants shall be considered to own any stock which they have a right to purchase under this or any other stock plan.

Section 14. No Rights as an Employee.

Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time and for any reason.

Section 15. Rights as a Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares he or she may have a right to purchase under the Plan until the date of issuance to the brokerage account designated by the Plan Administrator the shares of Stock issued pursuant to the Plan.

Section 16. Use of Funds.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions in separate accounts.

Section 17. Amendment or Termination of the Plan.

Except as otherwise provided herein, the Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice. An amendment of the Plan shall be subject to shareholder approval only to the extent required by applicable laws, regulations or rules. The Plan shall terminate upon the earlier of (i) such date as is determined by the Company in its sole discretion or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

Section 18. Governing Law.

The Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

Section 19. Stockholder Approval.

No purchase rights granted under the Plan shall be exercised, and no shares of Stock shall be issued hereunder, until such time as (i) the Plan shall have been approved by the stockholders of the Company; and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933, as amended (including the registration of the shares of Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any securities exchange on which the Stock is listed for trading and all other applicable requirements established by law or regulation. Such stockholder approval shall be prior to the earlier to occur of: (a) the first Date of Exercise of the Plan and (b) the twelve (12) month anniversary of the adoption of the Plan, provided, however, that such approval may not occur prior to twelve (12) months before the adoption of the Plan. In the event the Plan shall not have been approved by the stockholders of the Company prior to the first Date of Exercise of the Plan, the Plan shall terminate and all purchase rights granted under the Plan shall be canceled and become null and void.

Section 20. Equal Rights and Privileges. All Eligible Employees of the Company (or of any Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 and the Treasury regulations and other guidance promulgated thereunder will, without further act or amendment by the Company, the Board or the Plan Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or such Treasury regulations or guidance.

To record the adoption of this Plan, the Company has caused its authorized officer to execute the same this     day of                     , 2012.

Calix, Inc.

By:
Its:

[GRAPHIC APPEARS HERE] CALIX, INC. 1035 N. MCDOWELL BLVD. PETALUMA, CA 94954	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com
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CALIX, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees:
01) Michael Ashby
02) Michael Flynn
03) Carl Russo

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain
2.	Approval, on a non-binding, advisory basis, of the compensation of Calix’s named executive officers.						☐	☐	☐

3.	Ratification of the selection of Ernst & Young LLP as Calix’s independent registered public accounting firm for the fiscal year ending December 31, 2012.						☐	☐	☐

4.	Approval of the amendment of Calix’s Certificate of Incorporation to designate the Chancery Court of the state of Delaware as the exclusive forum for the resolution of intra-corporate disputes.						☐	☐	☐

5.	Approval of the Amended and Restated Employee Stock Purchase Plan, including an increase to the number of shares of Calix common stock which may be issued.						☐	☐	☐
Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M44849-P23856

CALIX, INC.

Annual Meeting of Stockholders

May 23, 2012 at 9:00 AM PDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Carl Russo and Michael Ashby and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Calix, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2012 Annual Meeting of Stockholders of Calix, Inc. to be held on May 23, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side